                               EXHIBIT B(4)(a)(1)

    The Northwestern Mutual Life Insurance Company agrees to pay the benefits provided in this contract, subject to its terms and conditions.
                Signed at Milwaukee, Wisconsin on the Issue Date.

                                    (signed)
                           President and CEO   Secretary


                  FLEXIBLE PAYMENT VARIABLE ANNUITY - ACCOUNT A
            Net Purchase Payments accumulated in a Separate Account,
       assets of which are invested in shares of one or more mutual funds, or Guaranteed Interest Fund.

              Contract benefits payable in one sum or as variable
                          or guaranteed monthly income.
             Variable Payment Plan benefits described in Section 11.

                                 Participating.

AMOUNTS ALLOCATED TO THE SEPARATE ACCOUNT DIVISIONS AND VARIABLE PAYMENTS PROVIDED BY THIS CONTRACT ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT BUT ARE VARIABLE AND MAY INCREASE OR DECREASE TO REFLECT THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT.

RIGHT TO RETURN CONTRACT. Please read this contract carefully. The Owner may return the contract for any reason within ten days after receiving it. Return of the contract is effective on the date written notice of the return is delivered, mailed or sent by telegram to either The Northwestern Mutual Life Insurance Company, 720 East Wisconsin Avenue, Milwaukee, Wisconsin 53202 or the agent who sold the contract. If returned, the contract will be cancelled and the Company will refund the sum of (a) the difference between the Purchase Payments paid and the amounts, if any, allocated to the Separate Account plus (b) the value of the Accumulation Units of the Separate Account on the effective date of return.






                  CONTRACT NUMBER          12 345 678

                  PRIMARY ANNUITANT        John J. Doe

                  ISSUE DATE               July 31, 2001            Sex Neutral

                                TABLE OF CONTENTS

CONTRACT INFORMATION, INVESTMENT ACCOUNTS

CHARGES AND FEES

MINIMUM PURCHASE PAYMENTS, ACCUMULATION VALUE, PAYMENT PLANS

SECTION 1.  GENERAL TERMS AND DEFINITIONS

SECTION 2.  SEPARATE ACCOUNT
        o   Separate Account
        o   Accumulation Units
        o   Net Investment Factor
        o   Substitution and Change

SECTION 3.  GUARANTEED INTEREST FUND
        o   Guaranteed Interest Fund
        o   Accumulation Value
        o   Transfer Restrictions
        o   Maximum Guaranteed Interest Fund Accumulation Value
        o   Table of Guaranteed Values

SECTION 4.  PURCHASE PAYMENTS, TRANSFERS AND WITHDRAWALS
        o   Payment of Purchase Payments
        o   Application of Purchase Payments
        o   Selection of Investment Account for Purchase Payments
        o   Transfer of Accumulation Value
        o   Withdrawals and Full Surrender
        o   Effective Date

SECTION 5.  BENEFITS
        o   Maturity Benefit
        o   Death Benefit if Annuitant is an Owner
        o   Death Benefit if Annuitant is not an Owner

SECTION 6.  BENEFICIARIES AND CONTINGENT ANNUITANTS
        o   Naming and Changing of Beneficiaries
        o   Succession in Interest of Beneficiaries
        o   Trustee as Beneficiary
        o   General
        o   Naming and Changing a Contingent Annuitant

SECTION 7.  CHARGES, FEES AND CONVERSION
        o   Premium Taxes
        o   Contract Fee
        o   Conversion of Investment Accounts
        o   Withdrawal Charge

SECTION 8.  OWNERSHIP
        o   The Owner
        o   Transfer of Ownership
        o   Naming and Changing a Successor Owner
        o   Collateral Assignment
        o   Reports to Owners
        o   Transferability Restrictions

SECTION 9.  THE CONTRACT
        o   Guarantees
        o   Valuation of Separate Account Assets
        o   Determination of Separate Account Values
        o   Deferment of Benefit Payments
        o   Dividends
        o   Incontestability
        o   Misstatements
        o   Entire contract; Changes
        o   Termination of Contract.

SECTION 10.  PAYMENT OF CONTRACT BENEFITS
        o   Payment of Benefits
        o   Death Benefit
        o   Effective Date for Payment Plan
        o   Payment Plan Elections

SECTION 11.  PAYMENT PLANS
        o   Description of Payment Plans
        o   Allocation of Benefits
        o   Annuity Units under Variable Payment Plans
        o   Payments under Variable Payment Plans
        o   Transfers Involving Variable Payment Plans
        o   Withdrawal under Payment Plans
        o   Naming and Changing of Beneficiaries under Payment Plans
        o   Succession in Interest of Beneficiaries under Payment Plans
        o   Payment Plan Rates

ADDITIONAL BENEFITS (IF ANY)

APPLICATION

                                  ENDORSEMENTS
                to be made only by the Company at the Home Office

                              CONTRACT INFORMATION

CONTRACT NUMBER                             12 345 678

PLAN                                        Flexible Payment Variable Annuity

ADDITIONAL BENEFITS                         Enhanced Death Benefit

TAX REPORTING CATEGORY                      Personal Annuity

PRIMARY ANNUITANT                           John J. Doe
AGE AND SEX                                 35       Male
OWNER                                       John J. Doe, the Annuitant

ISSUE DATE                                  July 31, 2001
CONTRACT ANNIVERSARY                        July 31, 2002 and each July 31
                                            thereafter

MATURITY DATE                               July 31, 2051

DIRECT BENEFICIARY                          Jane K. Doe, Wife of the Annuitant

                               INVESTMENT ACCOUNTS

On the Issue Date, Purchase Payments and contract values may be allocated among the following Investment Accounts. Available Separate Account Divisions are subject to change. See Section 2.1.

Divisions of Separate Account B:
        Select Bond Division
        Templeton International Equity Division
        Money Market Division
        Balanced Division
        Index 500 Stock Division
        Aggressive Growth Stock Division
        High Yield Bond Division
        Growth Stock Division
        JP Morgan Select Growth and Income Division
        Index 400 Stock Division
        Small Cap Growth Stock Division
        Russell Multi-Style Equity Division
        Russell Aggressive Equity Division
        Russell Non-US Division
        Russell Real Estate Securities Division
        Russell Core Bond Division
        Asset Allocation Division
        International Growth Stock Division
        T. Rowe Price Small Cap Value Division
        Capital Guardian Domestic Equity Division

Guaranteed Accounts:
        Guaranteed Interest Fund

RR.V.B.BK.(032000)                   Page 3

                                       CONTRACT NUMBER   12 345 678

         CHARGES AND FEES

         DEDUCTION FROM PURCHASE PAYMENTS:

                  PREMIUM TAX (See Section 7.1):
                           For the first Contract Year, Premium Taxes are not deducted from Purchase Payments. After the first Contract Year, the Company may deduct Premium Taxes from Purchase Payments received or benefits paid.

         ANNUAL MORTALITY AND EXPENSE RISK CHARGE (See Section 2.3):
                  Class A Annuity and Accumulation Units:
                           0.50% at Issue; 0.75% Maximum
                  Class B Annuity and Accumulation Units:
                           1.25% at Issue; 1.50% Maximum

         ANNUAL CONTRACT FEE (See Section 7.2):
                  $30 charged on the contract anniversary. The contract fee will be waived if the Accumulation Value of the contract equals or exceeds $25,000 on the contract anniversary.

         ENHANCED DEATH BENEFIT CHARGE
                  0.10% of the Enhanced Death Benefit on each contract anniversary.

         TRANSFER FEE (See Sections 4.4 and 11.5):
                  $25 beginning with the thirteenth transfer in any Contract
                  Year.


                              CONTINUED ON PAGE 4-1

                              CONTINUED FROM PAGE 4

         CHARGES AND FEES

         WITHDRAWAL CHARGE: (See Section 7.4)

         The first $100,000 of Net Purchase Payments paid under the contract start in Category Eight. The next $400,000 start in Category Four. All additional Net Purchase Payments start in Category Two. On each contract anniversary, any amount in a category moves to the next lower category until that amount reaches Category Zero. On the date on which proof of death of the Primary Annuitant is received at the Home Office, Net Purchase Payments paid prior to the date of death move to Category Zero.

                         Withdrawal                Withdrawal
                         Charge                    Charge
                         Category                  Percentage
                         Eight                         6%
                         Seven                         6%
                         Six                           6%

                         Five                          5%
                         Four                          4%
                         Three                         3%

                         Two                           2%
                         One                           1%
                         Zero                          0%


         MINIMUM PURCHASE PAYMENTS, ACCUMULATION VALUE, PAYMENT PLANS

         MINIMUM PURCHASE PAYMENT (See Section 4.1): $25

         MINIMUM ACCUMULATION VALUE (See Sections 5.2 and 9.9):  $2,000

         MINIMUM PAYMENT UNDER PAYMENT PLAN (See Sections 9.9 and 10.1): $50 Monthly Income.










                                    Page 4-1

                                  CONTRACT NUMBER           12 345 678

              GUARANTEED INTEREST FUND - TABLE OF GUARANTEED VALUES

The table shows minimum guaranteed values and assumes a $5,000 Purchase Payment made at the time of issue followed by subsequent $1,000 Purchase Payments made annually thereafter on each contract anniversary. The values are based on the assumption that 100% of all Net Purchase Payments are allocated to, and remain in, the Guaranteed Interest Fund.

         End of
        Contract                                Accumulation          Cash
          Year             March 31                Value              Value
            1                2001               $     5,150       $     4,850
            2                2002                     6,303             5,943
            3                2003                     7,491             7,121
            4                2004                     8,715             8,345
            5                2005                     9,976             9,616

            6                2006                    11,274            10,934
            7                2007                    12,611            12,301
            8                2008                    13,989            13,719
       Age 70                2035                    72,523            72,253


This table is based on the guaranteed annual effective interest rate of 3%. Higher declared rates of interest will increase values. Values shown at the end of contract years do not reflect any Purchase Payments paid on that contract anniversary. The actual guaranteed values may differ from those shown above, depending on the amount and frequency of Purchase Payments.




                                     Page 4A

                    SECTION 1. GENERAL TERMS AND DEFINITIONS

ACCUMULATION UNIT          A unit of measure used to determine the value of the
                           interest of this contract in the Separate Account prior to the date on which amounts are placed under a payment plan. Accumulation Units may be Class A
                           Accumulation Units or Class B Accumulation Units.

ACCUMULATION VALUE         The Accumulation Value of a Separate Account Division
                           is the total value of all Accumulation Units in that Division. The Accumulation Value of the Guaranteed
                           Interest Fund is the sum of amounts applied to the fund, plus credited interest, less amounts withdrawn or transferred from the fund. The Accumulation Value of the contract is the sum of the Accumulation Values of all Investment Accounts.

ANNUITANT                  The Primary Annuitant and, upon the death of the
                           Primary Annuitant, the Contingent Annuitant.

ANNUITY UNIT               A unit of measure used to determine the amount of
                           variable payments under a variable payment plan and the value of the interest of a variable payment plan in the Separate Account. Annuity Units may be Class A
                           Annuity Units or Class B Annuity Units.

BENEFICIARIES              The term "Beneficiaries" as used in this contract
                           includes direct beneficiaries, contingent beneficiaries and further payees.

COMPANY                    The Northwestern Mutual Life Insurance Company.

CONTINGENT ANNUITANT       The person who becomes the Annuitant upon the death
                           of an Annuitant.

CONTRACT FEE               An annual charge for administration expenses made on
                           each contract anniversary prior to the Maturity Date.

CONTRACT YEAR              The first Contract Year is the period of time ending
                           on the first contract anniversary. Subsequent
                           Contract Years are the annual periods between contract anniversaries.

DIVISION A component of the Separate Account to which the Owner may allocate Net Purchase Payments and contract values.

GUARANTEED INTEREST FUND   The portion of the contract that is credited with a
                           guaranteed interest rate and which is held as part of the general assets of the Company. The Guaranteed
                           Interest Fund may consist of a Class A Guaranteed
                           Interest Fund and a Class B Guaranteed Interest Fund.

HOME OFFICE                The office of The Northwestern Mutual Life Insurance
                           Company located at 720 East Wisconsin Avenue,
                           Milwaukee, WI 53202.

INVESTMENT ACCOUNT         The Guaranteed Interest Fund and Separate Account
                           Divisions available for allocation of Net Purchase
                           Payments and contract values. The available
                           Investment Accounts are listed on page 3.

ISSUE DATE                 The date this contract is issued and becomes
                           effective.

MATURITY DATE              The date upon which contract benefits will become
                           payable. If the contract is continued in force under the Optional Maturity Date provision, the Optional
                           Maturity Date will become the Maturity Date.

NET PURCHASE PAYMENT       A Purchase Payment less all applicable deductions.
                           Deductions may include a Premium Tax.

OPTIONAL MATURITY DATE     The contract anniversary nearest the Annuitant's 90th
                           birthday. Upon reaching the Maturity Date shown on page 3, the Owner may elect to continue the contract in force until this Optional Maturity Date.

OWNER The person possessing the ownership rights stated in this contract.

PORTFOLIOS                 Mutual funds or portfolios of mutual funds in which
                           the assets of the Separate Account are invested.

PREMIUM TAX                A tax imposed by a governmental entity when Purchase
                           Payments are received or benefits are paid.

PRIMARY ANNUITANT          The person upon whose life this contract is initially
                           issued.

PURCHASE PAYMENT           A payment made by or on behalf of the Owner with
                           respect to this contract.

SEPARATE ACCOUNT           NML Variable Annuity Account A. The Separate Account
                           consists of assets set aside by the Company, the investment performance of which is kept separate from that of the general assets and all other separate account assets of the Company.

SUCCESSOR OWNER            The person designated to become the Owner upon the
                           death of the Owner, provided the Owner was not the Annuitant at the time of the Owner's death.

TRANSFER FEE               A deduction that is made from the amount transferred
                           between Investment Accounts.

WITHDRAWAL CHARGE          A deduction that is made from maturity benefits and
                           withdrawal amounts.

WITHDRAWAL CHARGE FREE AMOUNT    For a withdrawal, the amount that can be
                           withdrawn without a Withdrawal Charge prior to the withdrawal of Net Purchase Payments

VALUATION DATE             Any day on which the assets of the Separate Account
                           are valued. Assets are valued as of the close of trading on the New York Stock Exchange for each day the Exchange is open.

                          SECTION 2. SEPARATE ACCOUNT

2.1 SEPARATE ACCOUNT

The Separate Account (NML Variable Annuity Account A) has been established by the Company. The Separate Account consists of assets set aside by the Company, the investment performance of which is kept separate from that of the general assets and all other separate account assets of the Company. The assets of the Separate Account will not be charged with liabilities arising out of any other business the Company may conduct. Interests in the Separate Account are represented by Accumulation Units and Annuity Units, described in Sections 2.2 and 11.3, respectively.

The Separate Account is comprised of the Divisions listed on page 3. The assets allocated to these Divisions are invested in shares of the corresponding Portfolios. Shares of the Portfolios are purchased for the Separate Account at their net asset value.

The Company reserves the right to eliminate or add additional Divisions and Portfolios.

2.2 ACCUMULATION UNITS

The interest of this contract in the Separate Account, prior to the date on which amounts become payable under a payment plan, is represented by Accumulation Units. The dollar value of Accumulation Units for each Division will increase or decrease to reflect the investment experience of the Division. The value of an Accumulation Unit on any Valuation Date is the product of:

     o   the value on the immediately preceding Valuation Date; and
     o the Net Investment Factor for the period from the immediately preceding Valuation Date up to and including the current Valuation Date (the current period).

There may be Class A and Class B Accumulation Units. The Mortality and Expense Risk Charge for each class is shown on page 4. Net Purchase Payments applied to the Separate Account and transfers from the Class B Guaranteed Interest Fund purchase Class B Accumulation Units until conversion takes place as described in
Section 7.3.

2.3 NET INVESTMENT FACTOR

For each Division of the Separate Account the Net Investment Factor for the current period is one plus the net investment rate for that Division. The net investment rate for the current period is equal to the gross investment rate for the Division reduced on each Valuation Date by a Mortality and Expense Risk Charge. The charge for these risks on the Issue Date is shown on page 4. The Company may increase or decrease the charge after the Issue Date, but the Company may not increase the charge to exceed the maximum charge shown on page 4.

The gross investment rate for the current period for each Division is equal to
a. divided by b. where:

     a. is:
        o   the investment income of the Division for the current period; plus
        o capital gains for the period, whether realized or unrealized, on the assets of the Division; less
        o capital losses for the period, whether realized or unrealized, on the assets of the Division; less
        o deduction for any tax liability paid or reserved for by the Company resulting from the maintenance or operation of the Division; and less
        o any reasonable expenses paid or reserved for by the Company which result from a substitution of other securities for shares of the Portfolio(s) as set forth in Section 2.4; and

     b. is the value of the assets in the Division on the immediately preceding Valuation Date.

The gross investment rate may be positive or negative. The deduction for any tax liability may be charged proportionately against those contracts to which the liability is attributable by a reduction in the gross investment rate for those contracts.


2.4 SUBSTITUTION AND CHANGE

Pursuant to the authority of the Board of Trustees of the Company:

    o the assets of the Division may be invested in securities other than shares of the Portfolio(s) as a substitute for those shares already purchased or as the securities to be purchased in the future; and

    o the provisions of the contracts may be modified to comply with any other applicable federal or state laws.

In the event of a substitution or change, the Company may make appropriate endorsement on this and other contracts having an interest in the Separate Account and take other actions as may be necessary to effect the substitution or change. Any such substitution or change will be subject to any required approval of the Commissioner of Insurance for the state of Wisconsin, and filing with the state in which this contract is issued.

                       SECTION 3. GUARANTEED INTEREST FUND

3.1 GUARANTEED INTEREST FUND

Net Purchase Payments (see Section 4.2) and amounts transferred from other Investment Accounts under this contract (see Section 4.4) may be applied to the Guaranteed Interest Fund. Contract benefits placed under a variable payment plan may not be applied to the Guaranteed Interest Fund. Amounts applied to the Guaranteed Interest Fund become part of the general assets of the Company.

3.2 ACCUMULATION VALUE

The Accumulation Value of the Guaranteed Interest Fund is the sum of the amounts applied to it, plus credited interest, less any amounts withdrawn or transferred from the fund. Interest begins to accrue on the effective date of the Purchase Payment or transfer (see Section 4.6).

There may be Class A and Class B Guaranteed Interest Funds. Net Purchase Payments applied to the Guaranteed Interest Fund and amounts transferred from Class B Accumulation Units into the Guaranteed Interest Fund are applied to the Class B Guaranteed Interest Fund until conversion takes place as described in
Section 7.3. Amounts transferred from Class A Accumulation Units into the Guaranteed Interest Fund are applied to the Class A Guaranteed Interest Fund.

Interest will be credited at an annual effective interest rate of not less than 3%. A higher rate may be declared by the Company from time to time for a period set by the Company. The declared rate for the Class A Guaranteed Interest Fund will always equal or exceed the declared rate for the Class B Guaranteed Interest Fund.

3.3 TRANSFER RESTRICTIONS

Transfers of Accumulation Value from the Guaranteed Interest Fund will not be allowed for a period of 365 days following the most recent transfer of Accumulation Value from the Guaranteed Interest Fund.

The maximum amount of the Accumulation Value that may be transferred from the Guaranteed Interest Fund in one transfer is limited to the greater of:

    o 25% of the Accumulation Value of the Guaranteed Interest Fund on the last contract anniversary preceding the transfer; and
    o   the amount of the most recent transfer from the Guaranteed Interest
        Fund.

However, in no event will this maximum transfer amount be less than $1,000 or greater than $50,000.

Transfers of Accumulation Value into the Guaranteed Interest Fund will not be allowed for a period of 90 days following the most recent transfer of Accumulation Value from the Guaranteed Interest Fund.

3.4 MAXIMUM GUARANTEED INTEREST FUND ACCUMULATION VALUE

The Accumulation Value of the Guaranteed Interest Fund may not exceed $1,000,000 without prior consent of the Company, except when the maximum is exceeded because of interest accruing to the Guaranteed Interest Fund.

3.5 TABLE OF GUARANTEED VALUES

Accumulation and cash values are shown on page 4A. The values are based on the assumptions stated on page 4A and are for the end of the contract years shown. Values for contract years not shown are calculated on the same basis as those shown on page 4A. Guaranteed values are at least as great as those required by the state in which this contract is delivered.

              SECTION 4. PURCHASE PAYMENTS, TRANSFERS, WITHDRAWALS

4.1 PAYMENT OF PURCHASE PAYMENTS

All Purchase Payments are payable at the Home Office or to an authorized agent. A receipt signed by an officer of the Company will be furnished on request.

Purchase Payments may be made at any time prior to the death of an Owner and prior to the Maturity Date. Purchase Payments may be made after the death of an Owner only if the new Owner of the contract is the surviving spouse of the deceased Owner. The Owner may vary the amount of Purchase Payments, but no Purchase Payment may be less than the Minimum Purchase Payment shown on page 4. Total Purchase Payments may not exceed $5,000,000 without the consent of the Company.

The Company will not accept any Purchase Payment under Section 4 unless it is a contribution under a pension or profit sharing plan which meets the requirements of Section 401 of the Internal Revenue Code of 1954, as amended, or the requirements for deduction of the employer's contribution under Section 404
(a)(2) of such code.

4.2 APPLICATION OF PURCHASE PAYMENTS

Each Purchase Payment, net of Premium Taxes, will be applied to one or more Investment Accounts. Net Purchase Payments applied to the Guaranteed Interest Fund will accrue interest from the effective date of the Purchase Payment. Net Purchase Payments purchase Class B Accumulation Units or are applied to the Class B Guaranteed Interest Fund. Accumulation Units are credited as of the effective date of the Net Purchase Payment.

The number of Accumulation Units will be determined by dividing the Net Purchase Payment by the value of an Accumulation Unit on the effective date. This number of Accumulation Units will not be changed by any subsequent change in the dollar value of Accumulation Units.

4.3 SELECTION OF INVESTMENT ACCOUNT FOR PURCHASE PAYMENTS

The Owner may change the allocation of Net Purchase Payments among the Investment Accounts by written notice to the Company. Net Purchase Payments received at the Home Office on or after the date on which notice is received will be applied to the designated Investment Accounts on the basis of the new allocation.

4.4 TRANSFER OF ACCUMULATION VALUE

Before the Maturity Date the Owner may, on request satisfactory to the Company, transfer amounts from one Investment Account to another, subject to the transfer restrictions described in Section 3.3.

For transfers among the Separate Account Divisions, the number of Accumulation Units to be applied or deducted will be adjusted to reflect the respective value of the Accumulation Units in each of the Divisions on the date the transfer is effective.

For transfers from the Guaranteed Interest Fund, amounts closest to expiration of an interest rate guarantee will be removed first. In the event that two amounts are equally close to expiration, the one which was applied to the Guaranteed Interest Fund earlier will be removed first.

Any transfers of Class A Accumulation Value purchase Class A Accumulation Units or are applied to the Class A Guaranteed Interest Fund. Any transfers of Class B Accumulation Value purchase Class B Accumulation Units or are applied to the Class B Guaranteed Interest Fund.

A Transfer Fee may be deducted from the amount transferred. The maximum amount of the Transfer Fee is shown on page 4. The minimum amount which may be transferred is the lesser of $100 or the entire Accumulation Value of the Investment Account from which the transfer is being made.

4.5  WITHDRAWALS AND FULL SURRENDER

Before the Maturity Date the Owner may, on request satisfactory to the Company, withdraw all or a portion of the Accumulation Value of the contract. The Company may require that the Minimum Accumulation Value shown on page 4 remain after a partial withdrawal. Withdrawal of the entire value of the contract constitutes a full surrender, and receipt of the contract at the Home Office will terminate this contract. Receipt of the contract may be waived by the Company.

The cash value of the amount withdrawn will be the Accumulation Value withdrawn determined as of the date the withdrawal is effective, less any applicable Withdrawal Charge. The Withdrawal Charge is described in Section 7.4

The term "withdrawal amounts" as used in this contract includes amounts paid as full surrenders and withdrawals of a portion of the Accumulation Value of the contract.

Withdrawals from the Guaranteed Interest Fund will be withdrawn in accordance with the Order of Withdrawal provisions of Section 7.4. Subject to that order of withdrawal, the first amounts withdrawn from the Class A Guaranteed Interest Fund or the Class B Guaranteed Interest Fund, whichever are applicable, will be those amounts closest to the expiration of an interest rate guarantee. In the event two amounts are equally close to expiration, the one which was applied to the Guaranteed Interest Fund earlier will be removed first.

4.6 EFFECTIVE DATE

The effective date of a Purchase Payment, transfer, or withdrawal is the Valuation Date on which the Purchase Payment or the request for transfer or withdrawal is received at the Home Office. However, the Purchase Payment, transfer, or withdrawal will be effective on the following Valuation Date if the Purchase Payment, request for transfer or withdrawal is received at the Home Office either:

    o on a Valuation Date after the close of trading on the New York Stock Exchange; or
    o   on a day on which the New York Stock Exchange is closed.

                               SECTION 5. BENEFITS

5.1 MATURITY BENEFIT

MATURITY OPTIONS. If the Annuitant is living on the Maturity Date shown on page 3, and that Maturity Date is earlier than the contract anniversary nearest the Annuitant's 90th birthday, the Owner may elect between the following maturity options:

    o   payment of a monthly income under a payment plan chosen by the Owner; or
    o deferral of the maturity benefit and continuation of this contract to the Optional Maturity Date. The contract will continue under this option if a written election for this purpose is received by the Company or if on the Maturity Date shown on page 3, the Owner has not chosen a payment plan.

If the Annuitant is living on the Maturity Date and that Maturity Date is on or after the contract anniversary nearest the Annuitant's 90th birthday, the Company will pay a monthly income under a payment form chosen by the Owner.

PAYMENT OF MATURITY BENEFIT. The amount of the monthly income paid as the maturity benefit will depend on the payment plan chosen (see Section 11) and the maturity value. The maturity value of this contract will be the Accumulation Value of the contract on the effective date of the maturity benefit, less any applicable Withdrawal Charge (see Section 7.4). The maturity benefit will be effective on the Maturity Date. However, if the New York Stock Exchange is closed on the Maturity Date, the effective date will be the Valuation Date next preceding the Maturity Date.

If no payment form is chosen at the time a monthly income becomes payable, payments will be made under the variable payment form of Life Income Plan (Option C), with installments certain for ten years, as described in Section 11.1.

OPTIONAL MATURITY DATE. The Optional Maturity Date is the contract anniversary nearest the Annuitant's 90th birthday. If the contract is continued to the Optional Maturity Date, all contract rights of the Owner will continue in effect to the Optional Maturity Date. The Optional Maturity Date will become the Maturity Date for all other purposes of this contract.

5.2 DEATH BENEFIT IF ANNUITANT IS AN OWNER

If the Annuitant is an Owner, the beneficiary becomes entitled to the Death Benefit upon receipt at the Home Office of satisfactory proof of the death of the Annuitant before the Maturity Date. The Death Benefit will be the Accumulation Value of the contract determined on the effective date. The effective date is the date on which proof of death is received at the Home Office. However, the effective date will be the next following Valuation Date if the proof of death is received at the Home Office either:

    o on a Valuation Date after the close of trading on the New York Stock Exchange; or
    o   on a day on which the New York Stock Exchange is closed.

If the beneficiary becomes entitled to the Death Benefit due to the death of the Primary Annuitant prior to the Primary Annuitant's 75th birthday, the Death Benefit will not be less than:

    o   total Net Purchase Payments paid under the contract; less
    o   any amounts withdrawn under Section 4.5.

As of the effective date, the Accumulation Value of the contract will be set at an amount equal to the Death Benefit. Unless a payment plan was elected by the Owner, the beneficiary automatically becomes the Owner and Annuitant of the contract. However, if the beneficiary is not a natural person and no payment plan was elected by the Owner, the beneficiary may select a natural person to be the Annuitant. If a natural person is not selected to be the Annuitant within 60 days of the date on which proof of death of the Annuitant is received at the Home Office, the Accumulation Value will be distributed to the beneficiary.

If a beneficiary becomes entitled to the Death Benefit in an amount less than the Minimum Accumulation Value shown on page 4, the Accumulation Value will be distributed to the beneficiary.

The cash value of any amount distributed will be the Accumulation Value withdrawn as of the date of withdrawal as determined in Section 4.6.

5.3 DEATH BENEFIT IF ANNUITANT IS NOT AN OWNER

If the Annuitant is not an Owner, upon the death of the Annuitant the contract continues with the Contingent Annuitant (Section 6.5) as the new Annuitant. The Death Benefit will be the Accumulation Value of the contract determined on the effective date. The effective date is the date on which proof of death is received at the Home Office. However, the effective date will be the next following Valuation Date if the proof of death is received at the Home Office either:

    o on a Valuation Date after the close of trading on the New York Stock Exchange; or
    o   on a day on which the New York Stock Exchange is closed.

If the Primary Annuitant dies prior to the Primary Annuitant's 75th birthday, the Death Benefit will not be less than:

    o   total Net Purchase Payments paid under the contract; less
    o   any amounts withdrawn under Section 4.5.

As of the effective date the Accumulation Value of the contract will be set at an amount equal to the Death Benefit.

               SECTION 6. BENEFICIARIES AND CONTINGENT ANNUITANTS

6.1 NAMING AND CHANGING OF BENEFICIARIES

FOR MATURITY BENEFITS OR WITHDRAWALS BY OWNER. The Owner may name and change the beneficiaries of maturity benefits or withdrawal amounts before the Maturity Date. If no beneficiary is named by the Owner, the Owner will be the direct beneficiary.

FOR DEATH BENEFITS BY OWNER. The Owner may name and change the beneficiaries of the Death Benefits while the Annuitant is living. If no such beneficiary is named by the Owner, the Owner or the Owner's estate will be the direct beneficiary.

FOR MATURITY OR DEATH BENEFITS OR WITHDRAWAL AMOUNTS BY SPOUSE (MARITAL DEDUCTION PROVISION).

     o POWER TO APPOINT. The spouse of the Annuitant will have the power alone and in all events to appoint all amounts payable to the spouse under the contract if:
         a. just before the Annuitant's death, the Annuitant was the Owner; and
         b. the spouse is a direct beneficiary; and
         c. the spouse survives the Annuitant.

     o   TO WHOM SPOUSE CAN APPOINT.  Under this power, the spouse can appoint:
         a. to the estate of the spouse; or
         b. to any other person.

     o EFFECT OF EXERCISE. As to the amounts appointed, the exercise of this power will:
         a. revoke any other designation of beneficiaries;
         b. revoke any election of payment plan as it applies to them; and
         c. cause any provision to the contrary in Section 6 or 10 of this contract to be of no effect.

EFFECTIVE DATE. A naming or changing of a beneficiary will be effective on receipt at the Home Office of a written request that is acceptable to the Company. The request will then take effect as of the date that it was signed. The Company is not responsible for any payment or other action that is taken by it before the receipt of the request. The Company may require that the contract be sent to it to be endorsed to show the naming or change.

6.2 SUCCESSION IN INTEREST OF BENEFICIARIES

The rights and benefits that a beneficiary becomes entitled to under the contract are shared equally among all surviving direct beneficiaries, if any, otherwise equally among all surviving contingent beneficiaries, if any, otherwise to the Owner or the Owner's Estate.

6.3 TRUSTEE AS BENEFICIARY

If a trustee is named as a beneficiary and no qualified trustee makes claim to the proceeds, or to the present value of any unpaid payments under a payment plan, within one year after payment becomes due to the trustee, or if satisfactory evidence is furnished to the Company within that year showing that no trustee can qualify to receive payment, payment will be made as though the trustee had not been named.

The Company will be fully discharged of liability for any action taken by the trustee and for all amounts paid to, or at the direction of, the trustee and will have no obligation as to the use of the amounts. In all dealings with the trustee the Company will be fully protected against the claims of every other person. The Company will not be charged with notice of a change of trustee unless written evidence of the change is received at the Home Office.

6.4 GENERAL

TRANSFER OF OWNERSHIP. A transfer of ownership of itself will not change the interest of a beneficiary.

CLAIMS OF CREDITORS. So far as allowed by law, no amount payable under this contract will be subject to the claims of creditors of a beneficiary.

6.5 NAMING AND CHANGING A CONTINGENT ANNUITANT

The Owner may name and change a Contingent Annuitant while the Annuitant is living.

If the Annuitant was not the Owner immediately prior to the Annuitant's death, the Owner may name and change a Contingent Annuitant during the first 60 days after the date on which proof of death of the Annuitant is received at the Home Office. A change made during this 60 days cannot be revoked. If no one is named as Contingent Annuitant by the end of the 60 day time period, the Company will pay the Accumulation Value to the Owner. The cash value of any amount distributed will be the Accumulation Value withdrawn as of the date of withdrawal as determined in Section 4.6.

A naming or changing of a Contingent Annuitant will be effective on receipt at the Home Office of a written request that is acceptable to the Company.

                     SECTION 7. CHARGES, FEES AND CONVERSION

7.1 PREMIUM TAXES

The Company may deduct Premium Taxes incurred from Purchase Payments received.

7.2 CONTRACT FEE

On each contract anniversary prior to the Maturity Date, a Contract Fee will be charged for administrative expenses. The amount of the Contract Fee is shown on page 4. The Contract Fee will be deducted from the Investment Accounts in proportion to the Accumulation Value of the Investment Accounts.

The Contract Fee deducted from the Guaranteed Interest Fund will not exceed the sum of:

    o 10% of the gross purchase payments applied to the Guaranteed Interest Fund during the contract year; and
    o interest in excess of an annual effective interest rate of 3% credited to the Guaranteed Interest Fund during the contract year.

The effective date of the Contract Fee will be the contract anniversary. However, if the New York Stock Exchange is closed on the contract anniversary, the effective date will be the next following Valuation Date.

7.3 CONVERSION OF INVESTMENT ACCOUNTS

On a policy anniversary some Class B Accumulation Units may convert to Class A Accumulation Units and a portion of the Class B Guaranteed Interest Fund may convert to the Class A Guaranteed Interest Fund. The amounts that will be converted are dependent on the conversion of Net Purchase Payments.

On a policy anniversary, a Net Purchase Payment converts if:

o   the total Accumulation Value of the contract exceeds $25,000,
o   the Net Purchase Payment has not previously converted; and
o   the Net Purchase Payment is in the zero Withdrawal Charge category.

If a Net Purchase Payment converts, a conversion percentage is calculated. The conversion percentage equals the greater of:

o the Net Purchase Payments converting divided by all Net Purchase Payments not already converted; and
o the Net Purchase Payments converting divided by the value of all Class B Accumulation Units and the Class B Guaranteed Interest Fund, but in no event more than 100%.

A percentage of Class B Accumulation Units in each Division(s), equal to the conversion percentage, will convert to Class A Accumulation Units in the same Division(s). The number of Accumulation Units will be adjusted to reflect the respective value of the Accumulation Units on the date of the conversion.

A percentage of the Class B Guaranteed Interest Fund, equal to the conversion percentage, will convert to the Class A Guaranteed Interest Fund beginning with the amounts closest to expiration of an interest rate declaration period. For the remainder of the declared interest rate period, such amounts will be credited with interest at the rates applicable to amounts in the Class A Guaranteed Interest Fund as of the date the interest rate was declared.

7.4 WITHDRAWAL CHARGE

CONDITIONS. Maturity benefits and withdrawals are subject to a Withdrawal Charge described on page 4. There is no Withdrawal Charge on benefits that are paid under a variable Installment Income or variable Life Income Payment Plan. However, the withdrawal of the present value of any unpaid installments under a variable Installment Income Plan (Option B) will be subject to a withdrawal charge if the withdrawal is made less than five years after the date that the payment plan takes effect.

CALCULATIONS. The amount of the Withdrawal Charge on the contract is equal to the sum of the Withdrawal Charges on all Net Purchase Payments. The Withdrawal Charge on a Net Purchase Payment is equal to the Withdrawal Charge percentage on the date the Withdrawal Charge is determined, multiplied by the amount of the Net Purchase Payment. The Withdrawal Charge percentages are shown on page 4. The excess of the Accumulation Value of the contract over the total of Net Purchase Payments paid is not subject to a Withdrawal Charge.

Withdrawal Charges are determined:

    o   for maturity benefits, as of the Maturity Date.
    o for withdrawals under Section 4.5, as of the effective date of the withdrawal.
    o for withdrawals from payment plans, as of the effective date of the withdrawal.

WITHDRAWAL CHARGE FREE AMOUNT. If the Accumulation Value of the contract is at least $10,000 on the most recent contract anniversary preceding a withdrawal under Section 4.5, then the amount withdrawn will be taken first from the withdrawal charge free amount. For each Contract Year, the amount eligible for the Withdrawal Charge Free Amount is 10% of the Class B Accumulation Value of the contract on the most recent contract anniversary preceding the withdrawal.

ORDER OF WITHDRAWAL. A withdrawal will be taken from the contract in the following order:

    o   first, from the Withdrawal Charge Free Amount, if any;
    o   next, from the Class A Accumulation Value of the contract;
    o   next, from the Net Purchase Payments which have not been converted under
        Section 7.3, in the order that produces the lowest Withdrawal Charge;
        and
    o   last, from any remaining Accumulation Value of the contract.

                              SECTION 8. OWNERSHIP

8.1 THE OWNER

The Owner is named on page 3. All contract rights may be exercised by the Owner, the Owner's successor, or the Owner's transferee without the consent of any beneficiary.

If the contract has more than one Owner, contract rights may be exercised only by authorization of all Owners. Upon the death of an Owner, ownership rights of all Owners terminate if the deceased Owner was the Annuitant.

8.2 TRANSFER OF OWNERSHIP

The Owner may transfer the ownership of this contract. Written proof of transfer satisfactory to the Company must be received at its Home Office. The transfer will then take effect as of the date it was signed. The Company may require that the contract be sent to it for endorsement to show the transfer. The Company will not be responsible to a transferee Owner for any payment or other action taken by the Company before receipt of the proof of transfer at its Home Office.

8.3 NAMING AND CHANGING A SUCCESSOR OWNER

An Owner may name and change a Successor Owner. Naming or changing a Successor Owner will be effective on receipt at the Home Office of a written request for such change that is acceptable to the Company. A Successor Owner succeeds to the interests of an Owner only if the Owner was not the Annuitant at the time of the Owner's death.

8.4 COLLATERAL ASSIGNMENT

The Owner may assign this contract as collateral security. The Company is not responsible for the validity or effect of a collateral assignment. The Company will not be responsible to an assignee for any payment or other action taken by the Company before receipt of the assignment in writing at its Home Office.

The interest of any beneficiary will be subject to any collateral assignment made either before or after the beneficiary is named.

A collateral assignee is not an Owner. A collateral assignment is not a transfer of ownership. Ownership can be transferred only by complying with Section 8.2.

8.5 REPORTS TO OWNERS

At least once each Contract Year, the Company will send to the Owner or beneficiary a statement of the Accumulation Values of the Investment Accounts, the number of units credited to the contract, the dollar value of a unit as of a date not more than two months previous to the date of mailing, and a statement of the investments held by the Separate Account.

8.6 TRANSFERABILITY RESTRICTIONS

Notwithstanding any other provisions of this contract, the Owner may not:

o   change the ownership of the contract; or
o sell the contract, or assign or pledge the contract as collateral for a loan or as security for the performance of an obligation or for any other purpose, to any person other than the Company.

These restrictions will not apply if the Owner is:

o the trustee of an employee trust that is qualified under the Internal Revenue Code; or
o the custodian of a custodial account treated as an employee trust that is qualified under the Internal Revenue Code.

The restrictions do not preclude the employer under a nontrusteed plan from transferring ownership of this contract to the Annuitant or to the employer or trustee under another plan or trust when required by the plan.

                             SECTION 9. THE CONTRACT

9.1 GUARANTEES

The Company guarantees that mortality and expense results will not adversely affect the amount of variable payments.

9.2 VALUATION OF SEPARATE ACCOUNT ASSETS

The value of the shares of each Portfolio held in the Separate Account on each Valuation Date will be the redemption value of the shares on that date. If the right to redeem shares of a Portfolio has been suspended, or payment of the redemption value has been postponed, the shares held in the Separate Account (and Annuity Units) may be valued at fair value as determined in good faith by the Board of Trustees of the Company for the sole purpose of computing annuity payments.

9.3 DETERMINATION OF SEPARATE ACCOUNT VALUES

The method of determination by the Company of the Net Investment Factor, and the number and value of Accumulation Units and Annuity Units, will be conclusive upon the Owner, any assignee, the Annuitant, and any beneficiary.

9.4 DEFERMENT OF BENEFIT PAYMENTS

SEPARATE ACCOUNT DIVISIONS. The Company reserves the right to defer determination of the contract values of the Separate Account portion of this contract, or the payment of benefits under a variable payment plan, until after the end of any period during which the right to redeem shares of a Portfolio is suspended, or payment of the redemption value is postponed. Any deferment would be in accordance with the provisions of the Investment Company Act of 1940 by reason of closing of, or restriction of trading on, the New York Stock Exchange, or other emergency, or as otherwise permitted by the Act. In addition, the Company reserves the right to defer payment of contract values until seven days after the end of any deferment in the determination of contract values.

GUARANTEED INTEREST FUND. The Company may defer paying contract values of the Guaranteed Interest Fund for up to six months from the effective date of the withdrawal or full surrender. If payment is deferred for 30 days or more, interest will be paid on the withdrawal amounts at an annual effective rate of 3% from the effective date of the withdrawal or surrender to the date of the payment.

9.5 DIVIDENDS

This contract will share in the divisible surplus of the Company, except while payments are being made under a variable payment plan. This surplus will be determined each year, and the dividend, if any, will be credited on the contract anniversary. Any dividend credited prior to the Maturity Date will be applied on the effective date as a Net Purchase Payment unless the Owner elects to have the dividend paid in cash. The effective date of the dividend will be the contract anniversary. However, if the New York Stock Exchange is closed on the contract anniversary, the effective date will be the next following Valuation Date.

Since this policy is not expected to contribute to divisible surplus, it is not expected that any dividends will be paid.

9.6 INCONTESTABILITY

The Company will not contest this contract after it has been in force during the lifetime of the Annuitant for two years from the Issue Date. This Issue Date is shown on page 3.

9.7 MISSTATEMENTS

If the age or sex of the Annuitant has been misstated, the amount payable will be the amount which the Purchase Payments paid would have purchased at the correct age and sex. If any amounts have been overpaid by the Company due to a misstatement of age or sex, the amount of the overpayment may be deducted from payments to be made by the Company. If any amounts have been underpaid by the Company due to a misstatement of age or sex, the amount of the underpayment will be paid.

9.8 ENTIRE CONTRACT; CHANGES

This contract with any amendments and additional benefits and the attached application is the entire contract. Statements in the application are representations and not warranties. A change in the contract is valid only if it is approved by an officer of the Company. The Company may require that the contract be sent to it for endorsement to show a change. No agent has the authority to change the contract or to waive any of its terms.

All payments by the Company under this contract are payable at its Home Office.

Assets of the Separate Account are owned by the Company and the Company is not a trustee with respect thereto. The company may from time to time adjust the amount of assets contained in the Separate Account, by periodic withdrawals or additions, to reflect the contract deductions and the Company's reserves for this and other similar contracts.

This contract is subject to the laws of the state in which it is delivered. All benefits are at least as great as those required by that state.

9.9 TERMINATION OF CONTRACT

The Company may terminate the contract and pay the Owner the Accumulation Value of the contract and be released of any further obligation if:

     o prior to the Maturity Date no Purchase Payments have been received under the contract for a period of two full years and each of the following is less than the Minimum Accumulation Value shown on page 4:
              a.  the Accumulation Value of the contract; and
              b. total Purchase Payments paid under the contract, less any amounts withdrawn under Section 4.5; or

     o on the Maturity Date the Accumulation Value of the contract is less than the Minimum Accumulation Value shown on page 4 or would provide an initial monthly income which is less than the minimum payment amount shown on page 4.

                    SECTION 10. PAYMENT OF CONTRACT BENEFITS

10.1 PAYMENT OF BENEFITS

All or part of the contract benefits may be paid under one or more of the following:

    o   a variable payment plan;
    o   a fixed payment plan; or
    o   in cash.

The provisions and rates for variable and fixed payment plans are described in
Section 11. Contract benefits may not be placed under a payment plan unless the plan would provide to each beneficiary an initial monthly income of at least the minimum payment amount shown on page 4. A Withdrawal Charge will be deducted from contract benefits before their payment under certain conditions described in Section 7.4.

10.2 DEATH BENEFIT

A beneficiary entitled to the Death Benefit upon the death of an Annuitant may elect to receive the Accumulation Value under a payment plan or in cash provided no payment plan was elected by the Owner. The cash value of any amount distributed will be the Accumulation Value withdrawn as of the date of withdrawal as determined in Section 4.6.

10.3 EFFECTIVE DATE FOR PAYMENT PLAN

A payment plan that is elected for maturity benefits will take effect on the Maturity Date.

If the Annuitant is an Owner, a payment plan that is elected by the Owner for the Death Benefit will take effect on the date proof of death of the Annuitant is received at the Home Office.

In all other cases, a payment plan that is elected will take effect:

    o   on the date the election is received at the Home Office; or
    o   on a later date, if requested.

10.4 PAYMENT PLAN ELECTIONS

FOR DEATH BENEFITS BY OWNER. The Owner may elect payment plans for death benefits while the Annuitant is living.

FOR MATURITY BENEFITS OR WITHDRAWAL AMOUNTS. The Owner may elect payment plans for maturity benefits or withdrawal amounts.

TRANSFER BETWEEN PAYMENT PLANS. A beneficiary who is receiving payment under a payment plan which includes the right to withdraw may transfer the amount withdrawable to any other payment plan that is available.

                            SECTION 11. PAYMENT PLANS

11.1 DESCRIPTION OF PAYMENT PLANS

INSTALLMENT INCOME FOR SPECIFIED PERIOD (OPTION B)

The Company will make monthly installment income payments providing for payment of benefits over a specified period of 10 to 30 years during the first five contract years and over a specified period of 5 to 30 years beginning with the sixth contract year.

LIFE INCOME PLANS

    o SINGLE LIFE INCOME (OPTION C). The Company will make monthly payments for the selected certain period, if any, and thereafter during the remaining lifetime of the individual upon whose life income payments depend. The selections available are: (a) no certain period; or (b) a certain period of 10 or 20 years.
    o JOINT AND SURVIVOR LIFE INCOME (OPTION E). The Company will make monthly payments for a 10-year certain period and thereafter during the joint lifetime of the two individuals upon whose lives income payments depend and continuing during the remaining lifetime of the survivor.
    o OTHER SELECTIONS. The Company may offer other selections under the Life Income Plans.
    o LIMITATIONS. A direct or contingent beneficiary who is a natural person may be paid under a Life Income Plan only if the payments depend on that beneficiary's life. A corporation may be paid under a Life Income Plan only if the payments depend on the life of the Annuitant or, after the death of the Annuitant, on the life of the Annuitant's spouse or dependent.

These payment plans are available on either a fixed or variable basis. Under a fixed payment plan the payment remains level. Under a variable payment plan the payment will increase or decrease as described in Section 11.4.

11.2 ALLOCATION OF BENEFITS

Upon election of a variable payment plan, the Owner or direct or contingent beneficiary may select the allocation of variable benefits among the Divisions.

If no selection is made, the allocation of benefits will be as follows:

    o for amounts in the Separate Account Divisions, benefits will be allocated in proportion to the Accumulation Value of each Division on the effective date of the variable payment plan; and
    o for amounts in the Guaranteed Interest Fund, benefits will be allocated 100% to the Money Market Division.

11.3 ANNUITY UNITS UNDER VARIABLE PAYMENT PLANS

The interest of this contract in the Separate Account after the effective date of a variable payment plan is represented by Annuity Units. There may be Class A Annuity Units and Class B Annuity Units. The Mortality and Expense Risk Charge used to calculate the Net Investment Factor for each class is shown on page 4.

The dollar value of Annuity Units for each Division will increase or decrease to reflect the investment experience of the Division. The value of an Annuity Unit on any Valuation Date is the product of:

    o   the Annuity Unit value on the immediately preceding Valuation Date;
    o the Net Investment Factor for the period from the immediately preceding Valuation Date up to and including the current Valuation Date (the current period); and
    o the Daily Adjustment Factor of .99990575 raised to a power equal to the number of days in the current period to reflect the Assumed Investment Rate of 3 1/2% used in calculating the monthly payment rate.

11.4 PAYMENTS UNDER VARIABLE PAYMENT PLANS

FIRST PAYMENT. The first payment under a variable payment plan will be due as of the effective date of the payment plan.

The amount of the first payment is the sum of payments from each Division, each determined by multiplying the benefits allocated to the Division under the variable payment plan by the applicable monthly variable payment rate per $1,000 of benefits.

NUMBER OF ANNUITY UNITS. The number of Annuity Units in each Division under a variable payment plan is determined by dividing the amount of the first payment payable from the Division by the Annuity Unit value for the Division at the close of business on the effective date of the variable payment plan. Class A Accumulation Value purchases Class A Annuity Units and Class B Accumulation Value purchases Class B Annuity Units. The number of Annuity Units will not be changed by any subsequent change in the dollar value of Annuity Units.

SUBSEQUENT VARIABLE PAYMENTS. The amount of each subsequent payment from each Division under a variable payment plan will increase or decrease in accord with the increase or decrease in the value of an Annuity Unit which reflects the investment experience of that Division of the Separate Account.

The amount of subsequent variable payments is the sum of payments from each Division, each determined by multiplying the fixed number of Annuity Units for the Division by the value of an Annuity Unit for the Division on:

    o the fifth Valuation Date prior to the payment due date if the payment due date is a Valuation Date; or
    o the sixth Valuation Date prior to the payment due date if the payment due date is not a Valuation Date.

11.5 TRANSFERS INVOLVING VARIABLE PAYMENT PLANS

A beneficiary receiving payments under a variable payment plan may transfer Annuity Units from one Division to another. Any transfers of Class A Annuity Units purchase Class A Annuity Units. Any transfers of Class B Annuity Units purchase Class B Annuity Units. The number of Annuity Units in each Division will be adjusted to reflect the respective value of the Annuity Units in the Divisions on the date the transfer is effective.

A Transfer Fee may be deducted from the amount transferred. The amount of the Transfer Fee is shown on page 4. Transfers from the Money Market Division may be made at any time. No transfer from the other Divisions may be made within 90 days of the effective date of a variable payment plan or within 90 days from the effective date of the last transfer.

A beneficiary receiving payments under a variable payment plan may transfer from an Installment Income Plan (Option B) to either form of the Life Income Plan (Option C or E). Other transfers may be permitted subject to conditions set by the Company.

A transfer will be effective on the Valuation Date on which a satisfactory transfer request is received in the Home Office, or a later date if requested. However, the transfer will be effective on the following Valuation Date if the request is received at the Home Office either:

    o on a Valuation Date after the close of trading on the New York Stock Exchange; or
    o   on a day on which the New York Stock Exchange is closed.

11.6 WITHDRAWAL UNDER PAYMENT PLANS

Withdrawal of the present value of any unpaid income payments may be elected at any time by the beneficiary, except that withdrawal may not be elected under a Life Income Plan (Option C or E) until the death of all individuals upon whose lives income payments depend.

The withdrawal value under the Installment Income Plan (Option B) will be the present value of any unpaid payments, less any applicable Withdrawal Charge under Section 7.4. The withdrawal value under a Life Income Plan (Option C or E) will be the present value of any unpaid payments for the certain period with no Withdrawal Charge.

For a fixed payment plan, the present value of any unpaid income payments will be based on the rate of interest used to determine the amount of the payments. For a variable payment plan, the present value of any unpaid income payments will be based on interest at the Assumed Investment Rate used in calculating the amount of the variable payments. The amount of variable payments used in calculating the present value of unpaid payments will be determined by multiplying the number of Annuity Units by the value of an Annuity Unit on the effective date of withdrawal.

A withdrawal will be effective on the Valuation Date on which the request is received in the Home Office. However, the withdrawal will be effective on the following Valuation Date if the request is received at the Home Office either:

    o on a Valuation Date after the close of trading on the New York Stock Exchange; or
    o   on a day on which the New York Stock Exchange is closed.

11.7  NAMING AND CHANGING OF BENEFICIARIES UNDER PAYMENT PLANS

FOR PAYMENT PLANS ELECTED BY OWNER. If the Owner of the contract elected a payment plan, a direct beneficiary may name and change the contingent beneficiaries and further payees of the direct beneficiary's share of the benefits only if:

    o   the direct beneficiary was the Owner of the contract; or
    o   no contingent beneficiary or further payee of that share is living.

FOR PAYMENT PLANS ELECTED BY DIRECT BENEFICIARY. If the direct beneficiary elected the payment plan, the direct beneficiary may name and change the contingent beneficiaries and further payees of the direct beneficiary's share of the benefits.

11.8  SUCCESSION IN INTEREST OF BENEFICIARIES UNDER PAYMENT PLANS

DIRECT BENEFICIARY. Amounts payable under a payment plan will be payable to the direct beneficiary.

CONTINGENT BENEFICIARIES. At the death of the direct beneficiary, the present value of any unpaid payments under a payment plan, will be payable in equal shares to the contingent beneficiaries who survive and receive payment. If a contingent beneficiary dies before receiving all or part of the contingent beneficiary's full share, the unpaid portion will be payable in equal shares to the other contingent beneficiaries who survive and receive payment.

FURTHER PAYEES. At the death of all direct and contingent beneficiaries, the present value of any unpaid payments under a payment plan, will be paid in one sum:

o   In equal shares to the further payees who survive and receive payment; or
o If no further payees survive and receive payment, to the estate of the last to die of all beneficiaries.

11.9 PAYMENT PLAN RATES

PAYMENT RATE TABLES. The guaranteed monthly payment rates for both a fixed payment plan and the first payment under a variable payment plan are shown in the Payment Rate Tables. The tables show rates for the Installment Income Plan for a Specified Period (Option B) and Life Income Plans (Options C and E). Life Income Plan (Option C or E) rates are based on the sex and adjusted age of any individual upon whose life payments depend. The adjusted age is:

    o the age on the birthday that is nearest to the date on which the payment plan takes effect; plus
    o the age adjustment shown below for the number of Contract Years that have elapsed from the Issue Date to the date that the payment plan takes effect. A part of a Contract Year is counted as a full year.

                    CONTRACT YEARS             AGE          CONTRACT YEARS
                        ELAPSED             ADJUSTMENT         ELAPSED                AGE ADJUSTMENT
                        1 to  8                  0             33 to 40                      -4
                        9 to 16                 -1             41 to 48                      -5
                       17 to 24                 -2             49 or more                    -6
                       25 to 32                 -3

CURRENT FIXED PAYMENT PLAN RATES

    o INSTALLMENT INCOME FOR SPECIFIED PERIOD (OPTION B). The Company may offer fixed payment plan rates higher than those guaranteed in this contract with conditions on withdrawal.

    o LIFE INCOME PLANS (OPTION C OR E). Payments will be based on rates declared by the Company that will not be less than the rates guaranteed in this contract. The declared rates will provide at least as much income as would the Company's rates, on the date that the payment plan takes effect, for a single premium immediate annuity contract.

ALTERNATE VARIABLE RATE BASIS. The Company may from time to time publish higher initial rates for variable payment plans under this contract. These higher rates will not be available to increase payments under payment plans already in effect.

When a variable payment plan is effective on an alternate rate basis, the Daily Adjustment Factor described in Section 11.3 will be determined based on the Assumed Investment Rate used in calculating the alternate payment rate.

                               PAYMENT RATE TABLES
                   MONTHLY INCOME PAYMENTS PER $1,000 BENEFITS
                    FIRST PAYMENT UNDER VARIABLE PAYMENT PLAN


INSTALLMENT INCOME PLANS (OPTION B)
------------------- ----------------- ----------------- ----------------- ----------------- -----------------
      PERIOD            MONTHLY            PERIOD           MONTHLY            PERIOD           MONTHLY
     (YEARS)            PAYMENT           (YEARS)           PAYMENT           (YEARS)           PAYMENT
------------------- ----------------- ----------------- ----------------- ----------------- -----------------
    Years 1-4                                11             $ 9.09               21            $ 5.56
  Not Available                              12               8.46               22              5.39
                                             13               7.94               23              5.24
                                             14               7.49               24              5.09
        5                 18.12              15               7.10               25              4.96

        6                 15.35              16               6.76               26              4.84
        7                 13.38              17               6.47               27              4.73
        8                 11.90              18               6.20               28              4.63
        9                 10.75              19               5.97               29              4.53
        10                 9.83              20               5.75               30              4.45
------------------- ----------------- ----------------- ----------------- ----------------- -----------------

                         GUARANTEED FIXED PAYMENT PLANS

INSTALLMENT INCOME PLANS (OPTION B)
------------------- ----------------- ----------------- ----------------- ----------------- -----------------
      PERIOD            MONTHLY            PERIOD           MONTHLY            PERIOD           MONTHLY
     (YEARS)            PAYMENT           (YEARS)           PAYMENT           (YEARS)           PAYMENT
------------------- ----------------- ----------------- ----------------- ----------------- -----------------
    Years 1-4                                11             $ 8.42               21            $ 4.85
  Not Available                              12               7.80               22              4.67
                                             13               7.26               23              4.51
                                             14               6.81               24              4.36
        5                 17.49              15               6.42               25              4.22

        6                 14.72              16               6.07               26              4.10
        7                 12.74              17               5.77               27              3.98
        8                 11.25              18               5.50               28              3.87
        9                 10.10              19               5.26               29              3.77
        10                 9.18              20               5.04               30              3.68
------------------- ----------------- ----------------- ----------------- ----------------- -----------------

                               PAYMENT RATE TABLES
                   MONTHLY INCOME PAYMENTS PER $1,000 BENEFITS
      GUARANTEED FIXED PAYMENT OR FIRST PAYMENT UNDER VARIABLE PAYMENT PLAN

LIFE INCOME PLAN (OPTION C)

             ----------------------------------------------------------------------------------
                                        SINGLE LIFE MONTHLY PAYMENTS
             ----------------------------------------------------------------------------------

                                                      CHOSEN PERIOD (YEARS)
                  ADJUSTED        -------------------- ------------------- --------------------
                    AGE*                 ZERO                  10                  20
             -------------------- ------------------- -------------------- --------------------
                     55                $ 4.11               $ 4.09              $ 4.01
                     56                  4.18                 4.15                4.07
                     57                  4.25                 4.22                4.13
                     58                  4.33                 4.29                4.18
                     59                  4.40                 4.36                4.24

                     60                  4.49                 4.45                4.30
                     61                  4.58                 4.53                4.37
                     62                  4.68                 4.61                4.43
                     63                  4.77                 4.71                4.50
                     64                  4.89                 4.81                4.57

                     65                  5.01                 4.92                4.64
                     66                  5.13                 5.03                4.72
                     67                  5.26                 5.15                4.78
                     68                  5.41                 5.27                4.85
                     69                  5.57                 5.40                4.93

                     70                  5.74                 5.55                5.00
                     71                  5.92                 5.69                5.07
                     72                  6.12                 5.84                5.13
                     73                  6.33                 6.00                5.20
                     74                  6.55                 6.17                5.26

                     75                  6.79                 6.35                5.32
                     76                  7.06                 6.53                5.37
                     77                  7.34                 6.72                5.41
                     78                  7.65                 6.90                5.46
                     79                  7.98                 7.10                5.50

                     80                  8.34                 7.30                5.53
                     81                  8.73                 7.49                5.56
                     82                  9.15                 7.68                5.59
                     83                  9.60                 7.88                5.61
                     84                 10.09                 8.07                5.62
                 85 and over            10.61                 8.24                5.63
             -------------------- -------------------- ------------------- --------------------


LIFE INCOME PLAN (OPTION E)

------------------ ----------------------------------------------------------------------------------------------
                                    JOINT AND SURVIVOR MONTHLY PAYMENTS (with 10 years certain)
------------------ ----------------------------------------------------------------------------------------------

                                                    YOUNGER LIFE ADJUSTED AGE*
    OLDER LIFE     ------------ ------------- ------------ ------------ ------------- ------------ --------------
   ADJUSTED AGE*       55            60           65           70            75           80        85 and over
------------------ ------------ ------------- ------------ ------------ ------------- ------------ --------------
       55            $ 3.75
       60              3.83       $ 4.02
       65              3.90         4.13        $ 4.39
       70              3.94         4.22          4.54       $ 4.89
       75              3.98         4.28          4.65         5.10       $ 5.59
       80              4.00         4.32          4.73         5.24         5.86        $ 6.51
   85 and over         4.01         4.34          4.77         5.34         6.04          6.84       $ 7.58
------------------ ------------ ------------- ------------ ------------ ------------- ------------ --------------

*See Section 11.7
The amount of the payment for any other combination of ages will be furnished by the Company on request. The maximum initial monthly income per $1,000 will be $7.75.
Monthly payment rates are based on an Assumed Investment Rate of 3 1/2% and the 1983 Table a with Projection Scale G.

IT IS RECOMMENDED THAT YOU...

read your contract.

notify your Northwestern Mutual agent or the Company at 720 East Wisconsin Avenue, Milwaukee, WI 53202, of an address change.

call your Northwestern Mutual agent for information--particularly on a suggestion to terminate or exchange this contract for another contract or plan.

ELECTION OF TRUSTEES

The members of The Northwestern Mutual Life Insurance Company are its policyholders of insurance policies and deferred annuity contracts. The members exercise control through a Board of Trustees. Elections to the Board are held each year at the annual meeting of members. Members are entitled to vote in person or by proxy.

                  FLEXIBLE PAYMENT VARIABLE ANNUITY - ACCOUNT A

AMOUNTS ALLOCATED TO THE SEPARATE ACCOUNT DIVISIONS AND VARIABLE PAYMENTS PROVIDED BY THIS CONTRACT ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT BUT ARE VARIABLE AND MAY INCREASE OR DECREASE TO REFLECT THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT.

                                 Exhibit B(4)(b)

                               PAYMENT RATE TABLES
                   MONTHLY INCOME PAYMENTS PER $1,000 BENEFITS
      GUARANTEED FIXED PAYMENT OR FIRST PAYMENT UNDER VARIABLE PAYMENT PLAN


LIFE INCOME PLAN (OPTION C)

----------------------------------------------------------------------------------------------------------------------
                                            SINGLE LIFE MONTHLY PAYMENTS
----------------------------------------------------------------------------------------------------------------------
                           CHOSEN PERIOD (YEARS)                FEMALE               CHOSEN PERIOD (YEARS)
                                                             ADJUSTED AGE*
  MALE ADUSTED   -------------- ------------- -------------- ------------- -------------- -------------- -------------
      AGE*           ZERO            10            20                          ZERO            10             20
---------------- -------------- ------------- -------------- ------------- -------------- -------------- -------------
      55            $ 4.41         $ 4.36        $ 4.23           55          $ 4.04         $ 4.02         $ 3.96
      56              4.49           4.44          4.29           56            4.10           4.08           4.01
      57              4.58           4.52          4.35           57            4.17           4.14           4.07
      58              4.67           4.60          4.41           58            4.24           4.21           4.12
      59              4.77           4.69          4.47           59            4.31           4.28           4.18
      60              4.87           4.79          4.54           60            4.39           4.36           4.24
      61              4.98           4.89          4.60           61            4.48           4.44           4.31
      62              5.10           4.99          4.67           62            4.57           4.52           4.37
      63              5.23           5.11          4.74           63            4.66           4.61           4.44
      64              5.36           5.22          4.81           64            4.77           4.71           4.51
      65              5.51           5.35          4.87           65            4.88           4.81           4.58
      66              5.67           5.47          4.94           66            5.00           4.92           4.66
      67              5.84           5.61          5.00           67            5.12           5.03           4.73
      68              6.02           5.75          5.07           68            5.26           5.15           4.80
      69              6.21           5.89          5.13           69            5.41           5.28           4.88
      70              6.41           6.05          5.19           70            5.57           5.42           4.95
      71              6.63           6.20          5.25           71            5.74           5.56           5.02
      72              6.86           6.36          5.30           72            5.93           5.71           5.09
      73              7.11           6.53          5.35           73            6.13           5.87           5.16
      74              7.37           6.70          5.39           74            6.34           6.04           5.23
      75              7.65           6.87          5.44           75            6.58           6.22           5.29
      76              7.96           7.05          5.47           76            6.83           6.40           5.34
      77              8.28           7.23          5.51           77            7.11           6.59           5.39
      78              8.63           7.40          5.54           78            7.40           6.78           5.44
      79              9.01           7.58          5.56           79            7.72           6.98           5.48
      80              9.41           7.76          5.59           80            8.07           7.18           5.52
      81              9.84           7.93          5.61           81            8.45           7.38           5.55
      82             10.30           8.10          5.62           82            8.86           7.58           5.58
      83             10.79           8.27          5.63           83            9.30           7.78           5.60
      84             11.31           8.42          5.64           84            9.78           7.98           5.62
  85 and over        11.87           8.57          5.65      85 and over       10.30           8.16           5.63
---------------- -------------- ------------- -------------- ------------- -------------- -------------- -------------


LIFE INCOME PLAN (OPTION E)


------------------ ----------------------------------------------------------------------------------------------
                                    JOINT AND SURVIVOR MONTHLY PAYMENTS (with 10 years certain)
------------------ ----------------------------------------------------------------------------------------------
       MALE
   ADJUSTED AGE*                                      FEMALE ADJUSTED AGE*
------------------ ----------------------------------------------------------------------------------------------
                       55            60           65           70            75           80        85 and over
------------------ ------------ ------------- ------------ ------------ ------------- ------------ --------------
       55            $ 3.75       $ 3.89        $ 4.02       $ 4.14       $ 4.23        $ 4.29        $4.33
       60              3.83         4.02          4.21         4.39         4.54          4.65         4.73
       65              3.90         4.13          4.39         4.65         4.89          5.09         5.22
       70              3.94         4.22          4.54         4.89         5.26          5.58         5.81
       75              3.98         4.28          4.65         5.10         5.59          6.07         6.45
       80              4.00         4.32          4.73         5.24         5.86          6.51         7.07
   85 and over         4.01         4.34          4.77         5.34         6.04          6.84         7.58
------------------ ------------ ------------- ------------ ------------ ------------- ------------ --------------

*See Section 11.7
The amount of the payment for any other combination of ages will be furnished by the Company on request. The maximum initial monthly income per $1,000 will be $7.75.

Monthly payment rates are based on an Assumed Investment Rate of 3 1/2% and the 1983 Table a with Projection Scale G.

                                 Exhibit B(4)(C)

                             ENHANCED DEATH BENEFIT

AS OF THE ISSUE DATE, THIS AMENDMENT IS MADE PART OF THIS ANNUITY CONTRACT ISSUED BY THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY. IN THE CASE OF A CONFLICT WITH ANY PROVISIONS IN THE CONTRACT, THE PROVISIONS OF THIS AMENDMENT WILL CONTROL.

SECTION 5.2 AND SECTION 5.3 ARE AMENDED IN THEIR ENTIRETY TO READ AS FOLLOWS:

SECTION 5.2 DEATH BENEFIT IF PRIMARY ANNUITANT IS AN OWNER

IF THE PRIMARY ANNUITANT IS AN OWNER, THE BENEFICIARY BECOMES ENTITLED TO THE DEATH BENEFIT UPON RECEIPT AT THE HOME OFFICE OF SATISFACTORY PROOF OF THE DEATH OF THE PRIMARY ANNUITANT BEFORE THE MATURITY DATE. THE DEATH BENEFIT WILL BE THE GREATER OF:

-   THE ACCUMULATION VALUE OF THE CONTRACT ON THE EFFECTIVE DATE; OR
-   THE ENHANCED DEATH BENEFIT.

AS OF THE EFFECTIVE DATE, THE ACCUMULATION VALUE OF THE CONTRACT WILL BE SET AT AN AMOUNT EQUAL TO THE DEATH BENEFIT. UNLESS A PAYMENT PLAN WAS ELECTED BY THE OWNER, THE BENEFICIARY BECOMES THE OWNER AND ANNUITANT OF THE CONTRACT. HOWEVER, IF THE BENEFICIARY IS NOT A NATURAL PERSON AND NO PAYMENT PLAN WAS ELECTED BY THE OWNER, THE BENEFICIARY MAY SELECT A NATURAL PERSON TO BE THE ANNUITANT. IF A NATURAL PERSON IS NOT SELECTED TO BE THE ANNUITANT WITHIN 60 DAYS OF THE DATE ON WHICH PROOF OF DEATH OF THE ANNUITANT IS RECEIVED AT THE HOME OFFICE, THE ACCUMULATION VALUE WILL BE DISTRIBUTED TO THE BENEFICIARY.

IF A BENEFICIARY BECOMES ENTITLED TO THE DEATH BENEFIT IN AN AMOUNT LESS THAN THE MINIMUM ACCUMULATION VALUE SHOWN ON PAGE 4, THE ACCUMULATION VALUE WILL BE DISTRIBUTED TO THE BENEFICIARY.

THE CASH VALUE OF ANY AMOUNT DISTRIBUTED WILL BE THE ACCUMULATION VALUE WITHDRAWN AS OF THE DATE OF WITHDRAWAL AS DETERMINED IN SECTION 4.6.

ENHANCED DEATH BENEFIT. PRIOR TO THE FIRST CONTRACT ANNIVERSARY, THE ENHANCED DEATH BENEFIT WILL EQUAL THE TOTAL PURCHASE PAYMENTS PAID UNDER THE CONTRACT LESS ANY AMOUNTS WITHDRAWN UNDER SECTION 4.5.

ON THE FIRST CONTRACT ANNIVERSARY AND ON EACH SUBSEQUENT CONTRACT ANNIVERSARY PRIOR TO THE PRIMARY ANNUITANT'S 80TH BIRTHDAY, THE ENHANCED DEATH BENEFIT WILL EQUAL THE GREATER OF:

     -   THE ACCUMULATION VALUE OF THE CONTRACT ON THAT CONTRACT ANNIVERSARY; OR
     - THE ENHANCED DEATH BENEFIT ON THE MOST RECENT VALUATION DATE PRIOR TO THAT CONTRACT ANNIVERSARY.

    On any other Valuation Date prior to the Primary Annuitant's 80th birthday, the Enhanced Death Benefit will be equal to the Enhanced Death Benefit on the most recent contract anniversary, increased by any Purchase Payments paid since that contract anniversary and decreased by any amounts withdrawn under Section 4.5 since that contract anniversary.

    On any Valuation Date on or after the Primary Annuitant's 80th birthday, the Enhanced Death Benefit will equal the Enhanced Death Benefit on the contract anniversary immediately prior to the Primary Annuitant's 80th birthday increased by any Purchase Payments paid since that contract anniversary and decreased by any amounts withdrawn under Section 4.5 since that contract anniversary.

ENHANCED DEATH BENEFIT CHARGE. ON EACH CONTRACT ANNIVERSARY WHILE THIS AMENDMENT IS IN EFFECT, A CHARGE FOR THE ENHANCED DEATH BENEFIT WILL BE DEDUCTED FROM THE INVESTMENT ACCOUNTS IN PROPORTION TO THE ACCUMULATION VALUE OF THE INVESTMENT ACCOUNTS. THE CHARGE IS SHOWN ON PAGE 4.

EFFECTIVE DATE. THE EFFECTIVE DATE IS THE DATE ON WHICH PROOF OF DEATH IS RECEIVED AT THE HOME OFFICE. HOWEVER, THE EFFECTIVE DATE WILL BE THE NEXT FOLLOWING VALUATION DATE IF THE PROOF OF DEATH IS RECEIVED AT THE HOME OFFICE
EITHER:

- ON A VALUATION DATE AFTER THE CLOSE OF TRADING ON THE NEW YORK STOCK EXCHANGE; OR
-   ON A DAY ON WHICH THE NEW YORK STOCK EXCHANGE IS CLOSED.

TERMINATION OF ENHANCED DEATH BENEFIT. THIS AMENDMENT WILL REMAIN IN EFFECT UNTIL MATURITY UNLESS THE OWNER REQUESTS THAT IT BE REMOVED, THE CONTRACT TERMINATES, OR THE PRIMARY ANNUITANT DIES. ONCE THE AMENDMENT IS REMOVED, IT CANNOT BE ADDED AGAIN. THE PROVISIONS OF SECTION 5.2 IN THE CONTRACT ARE APPLICABLE IF THIS AMENDMENT TERMINATES.

SECTION 5.3 DEATH BENEFIT IF PRIMARY ANNUITANT IS NOT AN OWNER

IF THE PRIMARY ANNUITANT IS NOT AN OWNER, UPON THE DEATH OF THE PRIMARY ANNUITANT, THE CONTRACT CONTINUES WITH THE CONTINGENT ANNUITANT (SECTION 6.5) AS THE NEW ANNUITANT. THE DEATH BENEFIT WILL BE THE GREATER OF:

-   THE ACCUMULATION VALUE OF THE CONTRACT ON THE EFFECTIVE DATE; OR
-   THE ENHANCED DEATH BENEFIT.

AS OF THE EFFECTIVE DATE, THE ACCUMULATION VALUE OF THE CONTRACT WILL BE SET AT AN AMOUNT EQUAL TO THE DEATH BENEFIT.

ENHANCED DEATH BENEFIT. PRIOR TO THE FIRST CONTRACT ANNIVERSARY, THE ENHANCED DEATH BENEFIT WILL EQUAL THE TOTAL PURCHASE PAYMENTS PAID UNDER THE CONTRACT LESS ANY AMOUNTS WITHDRAWN UNDER SECTION 4.5.

ON THE FIRST CONTRACT ANNIVERSARY AND ON EACH SUBSEQUENT CONTRACT ANNIVERSARY PRIOR TO THE PRIMARY ANNUITANT'S 80TH BIRTHDAY, THE ENHANCED DEATH BENEFIT WILL EQUAL THE GREATER OF:

-   THE ACCUMULATION VALUE OF THE CONTRACT ON THAT CONTRACT ANNIVERSARY; OR
- THE ENHANCED DEATH BENEFIT ON THE MOST RECENT VALUATION DATE PRIOR TO THAT CONTRACT ANNIVERSARY.

    On any other Valuation Date prior to the Primary Annuitant's 80th birthday, the Enhanced Death Benefit will be equal to the Enhanced Death Benefit on the most recent contract anniversary, increased by any Purchase Payments paid since that contract anniversary and decreased by any amounts withdrawn under Section 4.5 since that contract anniversary.

    On any Valuation Date on or after the Primary Annuitant's 80th birthday, the Enhanced Death Benefit will equal the Enhanced Death Benefit on the contract anniversary immediately prior to the Primary Annuitant's 80th birthday increased by any Purchase Payments paid since that contract anniversary and decreased by any amounts withdrawn under Section 4.5 since that contract anniversary.

ENHANCED DEATH BENEFIT CHARGE. ON EACH CONTRACT ANNIVERSARY WHILE THIS AMENDMENT IS IN EFFECT, A CHARGE FOR THE ENHANCED DEATH BENEFIT WILL BE DEDUCTED FROM THE INVESTMENT ACCOUNTS IN PROPORTION TO THE ACCUMULATION VALUE OF THE INVESTMENT ACCOUNTS. THE CHARGE IS SHOWN ON PAGE 4.

EFFECTIVE DATE. THE EFFECTIVE DATE IS THE DATE ON WHICH PROOF OF DEATH IS RECEIVED AT THE HOME OFFICE. HOWEVER, THE EFFECTIVE DATE WILL BE THE NEXT FOLLOWING VALUATION DATE IF THE PROOF OF DEATH IS RECEIVED AT THE HOME OFFICE
EITHER:

- ON A VALUATION DATE AFTER THE CLOSE OF TRADING ON THE NEW YORK STOCK EXCHANGE; OR
-   ON A DAY ON WHICH THE NEW YORK STOCK EXCHANGE IS CLOSED.

TERMINATION OF ENHANCED DEATH BENEFIT. THIS AMENDMENT WILL REMAIN IN EFFECT UNTIL MATURITY UNLESS THE OWNER REQUESTS THAT IT BE REMOVED, THE CONTRACT TERMINATES, OR THE PRIMARY ANNUITANT DIES. ONCE THE AMENDMENT IS REMOVED IT CANNOT BE ADDED AGAIN. THE PROVISIONS OF SECTION 5.3 IN THE CONTRACT ARE APPLICABLE IF THIS AMENDMENT TERMINATES.

                                                      (SIGNED)

                                                      SECRETARY
                                             THE NORTHWESTERN MUTUAL LIFE
                                                  INSURANCE COMPANY

                                Exhibit B(4)(C)

                             ENHANCED DEATH BENEFIT

AS OF THE ISSUE DATE, THIS AMENDMENT IS MADE PART OF THIS ANNUITY CONTRACT ISSUED BY THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY. IN THE CASE OF A CONFLICT WITH ANY PROVISIONS IN THE CONTRACT, THE PROVISIONS OF THIS AMENDMENT WILL CONTROL.

SECTION 5.2 AND SECTION 5.3 ARE AMENDED IN THEIR ENTIRETY TO READ AS FOLLOWS:

SECTION 5.2 DEATH BENEFIT IF PRIMARY ANNUITANT IS AN OWNER

IF THE PRIMARY ANNUITANT IS AN OWNER, THE BENEFICIARY BECOMES ENTITLED TO THE DEATH BENEFIT UPON RECEIPT AT THE HOME OFFICE OF SATISFACTORY PROOF OF THE DEATH OF THE PRIMARY ANNUITANT BEFORE THE MATURITY DATE. THE DEATH BENEFIT WILL BE THE GREATER OF:

     -   THE ACCUMULATION VALUE OF THE CONTRACT ON THE EFFECTIVE DATE; OR
     -   THE ENHANCED DEATH BENEFIT.

AS OF THE EFFECTIVE DATE, THE ACCUMULATION VALUE OF THE CONTRACT WILL BE SET AT AN AMOUNT EQUAL TO THE DEATH BENEFIT. UNLESS A PAYMENT PLAN WAS ELECTED BY THE OWNER, THE BENEFICIARY BECOMES THE OWNER AND ANNUITANT OF THE CONTRACT. HOWEVER, IF THE BENEFICIARY IS NOT A NATURAL PERSON AND NO PAYMENT PLAN WAS ELECTED BY THE OWNER, THE BENEFICIARY MAY SELECT A NATURAL PERSON TO BE THE ANNUITANT. IF A NATURAL PERSON IS NOT SELECTED TO BE THE ANNUITANT WITHIN 60 DAYS OF THE DATE ON WHICH PROOF OF DEATH OF THE ANNUITANT IS RECEIVED AT THE HOME OFFICE, THE ACCUMULATION VALUE WILL BE DISTRIBUTED TO THE BENEFICIARY.

IF A BENEFICIARY BECOMES ENTITLED TO THE DEATH BENEFIT IN AN AMOUNT LESS THAN THE MINIMUM ACCUMULATION VALUE SHOWN ON PAGE 4, THE ACCUMULATION VALUE WILL BE DISTRIBUTED TO THE BENEFICIARY.

THE CASH VALUE OF ANY AMOUNT DISTRIBUTED WILL BE THE ACCUMULATION VALUE WITHDRAWN AS OF THE DATE OF WITHDRAWAL AS DETERMINED IN SECTION 4.6.

ENHANCED DEATH BENEFIT. PRIOR TO THE FIRST CONTRACT ANNIVERSARY, THE ENHANCED DEATH BENEFIT WILL EQUAL THE TOTAL PURCHASE PAYMENTS PAID UNDER THE CONTRACT LESS ANY AMOUNTS WITHDRAWN UNDER SECTION 4.5.

ON THE FIRST CONTRACT ANNIVERSARY AND ON EACH SUBSEQUENT CONTRACT ANNIVERSARY PRIOR TO THE PRIMARY ANNUITANT'S 80TH BIRTHDAY, THE ENHANCED DEATH BENEFIT WILL EQUAL THE GREATER OF:

     -   THE ACCUMULATION VALUE OF THE CONTRACT ON THAT CONTRACT ANNIVERSARY;
         OR
     - THE ENHANCED DEATH BENEFIT ON THE MOST RECENT VALUATION DATE PRIOR TO THAT CONTRACT ANNIVERSARY.

         On any other Valuation Date prior to the Primary Annuitant's 80th birthday, the Enhanced Death Benefit will be equal to the Enhanced Death Benefit on the most recent contract anniversary, increased by any Purchase Payments paid since that contract anniversary and decreased by any amounts withdrawn under Section 4.5 since that contract anniversary.

         On any Valuation Date on or after the Primary Annuitant's 80th birthday, the Enhanced Death Benefit will equal the Enhanced Death Benefit on the contract anniversary immediately prior to the Primary Annuitant's 80th birthday increased by any Purchase Payments paid since that contract anniversary and decreased by any amounts withdrawn under
         Section 4.5 since that contract anniversary.

ENHANCED DEATH BENEFIT CHARGE. ON EACH CONTRACT ANNIVERSARY WHILE THIS AMENDMENT IS IN EFFECT, A CHARGE FOR THE ENHANCED DEATH BENEFIT WILL BE DEDUCTED FROM THE INVESTMENT ACCOUNTS IN PROPORTION TO THE ACCUMULATION VALUE OF THE INVESTMENT ACCOUNTS. THE CHARGE IS SHOWN ON PAGE 4.

EFFECTIVE DATE. THE EFFECTIVE DATE IS THE DATE ON WHICH PROOF OF DEATH IS RECEIVED AT THE HOME OFFICE. HOWEVER, THE EFFECTIVE DATE WILL BE THE NEXT FOLLOWING VALUATION DATE IF THE PROOF OF DEATH IS RECEIVED AT THE HOME OFFICE
EITHER:

     - ON A VALUATION DATE AFTER THE CLOSE OF TRADING ON THE NEW YORK STOCK EXCHANGE; OR
     -   ON A DAY ON WHICH THE NEW YORK STOCK EXCHANGE IS CLOSED.

TERMINATION OF ENHANCED DEATH BENEFIT. THIS AMENDMENT WILL REMAIN IN EFFECT UNTIL MATURITY UNLESS THE OWNER REQUESTS THAT IT BE REMOVED, THE CONTRACT TERMINATES, OR THE PRIMARY ANNUITANT DIES. ONCE THE AMENDMENT IS REMOVED, IT CANNOT BE ADDED AGAIN. THE PROVISIONS OF SECTION 5.2 IN THE CONTRACT ARE APPLICABLE IF THIS AMENDMENT TERMINATES.

SECTION 5.3 DEATH BENEFIT IF PRIMARY ANNUITANT IS NOT AN OWNER

IF THE PRIMARY ANNUITANT IS NOT AN OWNER, UPON THE DEATH OF THE PRIMARY ANNUITANT, THE CONTRACT CONTINUES WITH THE CONTINGENT ANNUITANT (SECTION 6.5) AS THE NEW ANNUITANT. THE DEATH BENEFIT WILL BE THE GREATER OF:

     -   THE ACCUMULATION VALUE OF THE CONTRACT ON THE EFFECTIVE DATE; OR
     -   THE ENHANCED DEATH BENEFIT.

AS OF THE EFFECTIVE DATE, THE ACCUMULATION VALUE OF THE CONTRACT WILL BE SET AT AN AMOUNT EQUAL TO THE DEATH BENEFIT.

ENHANCED DEATH BENEFIT. PRIOR TO THE FIRST CONTRACT ANNIVERSARY, THE ENHANCED DEATH BENEFIT WILL EQUAL THE TOTAL PURCHASE PAYMENTS PAID UNDER THE CONTRACT LESS ANY AMOUNTS WITHDRAWN UNDER SECTION 4.5.

ON THE FIRST CONTRACT ANNIVERSARY AND ON EACH SUBSEQUENT CONTRACT ANNIVERSARY PRIOR TO THE PRIMARY ANNUITANT'S 80TH BIRTHDAY, THE ENHANCED DEATH BENEFIT WILL EQUAL THE GREATER OF:

     -   THE ACCUMULATION VALUE OF THE CONTRACT ON THAT CONTRACT ANNIVERSARY;
         OR
     - THE ENHANCED DEATH BENEFIT ON THE MOST RECENT VALUATION DATE PRIOR TO THAT CONTRACT ANNIVERSARY.

         On any other Valuation Date prior to the Primary Annuitant's 80th birthday, the Enhanced Death Benefit will be equal to the Enhanced Death Benefit on the most recent contract anniversary, increased by any Purchase Payments paid since that contract anniversary and decreased by any amounts withdrawn under Section 4.5 since that contract anniversary.

         On any Valuation Date on or after the Primary Annuitant's 80th birthday, the Enhanced Death Benefit will equal the Enhanced Death Benefit on the contract anniversary immediately prior to the Primary Annuitant's 80th birthday increased by any Purchase Payments paid since that contract anniversary and decreased by any amounts withdrawn under
         Section 4.5 since that contract anniversary.

ENHANCED DEATH BENEFIT CHARGE. ON EACH CONTRACT ANNIVERSARY WHILE THIS AMENDMENT IS IN EFFECT, A CHARGE FOR THE ENHANCED DEATH BENEFIT WILL BE DEDUCTED FROM THE INVESTMENT ACCOUNTS IN PROPORTION TO THE ACCUMULATION VALUE OF THE INVESTMENT ACCOUNTS. THE CHARGE IS SHOWN ON PAGE 4.

EFFECTIVE DATE. THE EFFECTIVE DATE IS THE DATE ON WHICH PROOF OF DEATH IS RECEIVED AT THE HOME OFFICE. HOWEVER, THE EFFECTIVE DATE WILL BE THE NEXT FOLLOWING VALUATION DATE IF THE PROOF OF DEATH IS RECEIVED AT THE HOME OFFICE
EITHER:

     - ON A VALUATION DATE AFTER THE CLOSE OF TRADING ON THE NEW YORK STOCK EXCHANGE; OR
     -   ON A DAY ON WHICH THE NEW YORK STOCK EXCHANGE IS CLOSED.

TERMINATION OF ENHANCED DEATH BENEFIT. THIS AMENDMENT WILL REMAIN IN EFFECT UNTIL MATURITY UNLESS THE OWNER REQUESTS THAT IT BE REMOVED, THE CONTRACT TERMINATES, OR THE PRIMARY ANNUITANT DIES. ONCE THE AMENDMENT IS REMOVED IT CANNOT BE ADDED AGAIN. THE PROVISIONS OF SECTION 5.3 IN THE CONTRACT ARE APPLICABLE IF THIS AMENDMENT TERMINATES.

                                                              (SIGNED)

                                                              SECRETARY
                                                    THE NORTHWESTERN MUTUAL LIFE
                                                          INSURANCE COMPANY

                                Exhibit B(4)(d)


                          WAIVER OF WITHDRAWAL CHARGE

     AS OF THE ISSUE DATE, THIS AMENDMENT IS MADE PART OF THIS ANNUITY CONTRACT ISSUED BY THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY. IN THE CASE OF A CONFLICT WITH ANY PROVISIONS IN THE CONTRACT, THE PROVISIONS OF THIS AMENDMENT WILL CONTROL. THE FOLLOWING PROVISIONS ARE HEREBY ADDED TO THE CONTRACT:

1.   TERMINAL ILLNESS BENEFIT

     WITHDRAWAL CHARGES WILL BE WAIVED IF THE PRIMARY ANNUITANT HAS A TERMINAL ILLNESS.

     A TERMINAL ILLNESS IS AN ILLNESS THAT IS EXPECTED TO RESULT IN THE DEATH OF THE PRIMARY ANNUITANT IN 12 MONTHS OR LESS. AN OWNER REQUESTING WAIVER OF WITHDRAWAL CHARGES IS REQUIRED TO PROVIDE PROOF, SATISFACTORY TO THE COMPANY, OF THE PRIMARY ANNUITANT'S TERMINAL ILLNESS. THE PROOF MUST INCLUDE A CERTIFICATION FROM A LICENSED PHYSICIAN STATING THAT THE PRIMARY ANNUITANT'S LIFE EXPECTANCY IS 12 MONTHS OR LESS. NO WITHDRAWAL CHARGES WILL BE WAIVED IF THE DETERMINATION THAT THE PRIMARY ANNUITANT'S LIFE EXPECTANCY IS 12 MONTHS OR LESS WAS FIRST MADE PRIOR TO THE ISSUE DATE.

         No Purchase Payments can be made to the contract once proof of terminal illness is provided to the Company.

         2.  NURSING HOME BENEFIT

     Withdrawal charges will be waived after the first Contract Year if:

     - the Primary Annuitant is confined, on a 24 hour per day basis, to a Nursing Home or Hospital for a period of at least 90 consecutive days; and

     -   such confinement is medically necessary.

     A Nursing Home is a facility that is licensed by the jurisdiction in which it is located to provide nursing care (skilled, intermediate or custodial). A Hospital is a facility that is licensed as a hospital by the jurisdiction in which it is located, and operates primarily for the diagnosis and treatment of and medical or surgical care of sick or injured persons.

     An Owner requesting waiver of withdrawal charges is required to provide proof, satisfactory to the Company, of the Primary Annuitant's confinement. The proof must include a certification from a licensed physician that the confinement is medically necessary. No withdrawal charges will be waived if the confinement began before the Issue Date. A request for waiver of withdrawal charges must be made no later than 90 days following the date the Primary Annuitant's confinement ended.

     No Purchase Payments can be made to the contract once proof of confinement is provided to the Company.




                                                             (signed)


                                                             Secretary
                                                    The Northwestern Mutual Life
                                                          Insurance Company

                                  EXHIBIT B(5)


A                       APPLICATION FOR DEFERRED ANNUITY
                 THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY
               720 E. Wisconsin Avenue Milwaukee, Wisconsin 53202



                                                                 Contract Number
                                                                |
                                                                |
--------------------------------------------------------------------------------
 1.  OTHER POLICIES
--------------------------------------------------------------------------------
     Has a Northwestern Mutual Policy ever been issued on the annuitant's life?
     [ ] YES, THE LAST POLICY NUMBER IS: __________________ [  ] NO


--------------------------------------------------------------------------------
2.   ANNUITANT
--------------------------------------------------------------------------------
       Name:  First, MI, Last                      Sex     Birthdate: mm-dd-yyyy
     |                                            |       |
     |____________________________________________|_______|_____________________

       Street Address                              City, State, Zip
     |                                            |
     |____________________________________________|_____________________________

       Country, if other than US        Taxpayer ID Number    E-mail Address
     |                                 |                    |
     |_________________________________|____________________|___________________

--------------------------------------------------------------------------------
 3.  MARKET
--------------------------------------------------------------------------------
     Select one:

    [ ] NON-TAX QUALIFIED                             } Owner must be indicated.
    [ ] 457 DEFERRED COMPENSATION PLAN                } Go to section 4.


    [ ] TRADITIONAL IRA
    [ ] ROTH IRA                                      } If the annuitant is a minor, go to section 4;
    [ ] SIMPLE IRA                                    } otherwise the annuitant is the
    [ ] SIMPLIFIED EMPLOYEE PENSION PLAN IRA (SEP)    } owner, go to section 5.


    [ ] 403(b) TDA - EMPLOYEE SALARY REDUCTION ONLY
    [ ] 403(b) TDA - EMPLOYER MATCHING OR NON-ELECTIVE CONTRIBUTIONS INCLUDED   } The annuitant is the owner.
    [ ] 401(g) NON-TRANSFERABLE ANNUITY                                         } Go to section 5.


    [ ] PENSION & PROFIT SHARING:

        Trust Number     Taxpayer ID Number
       |                |
       |________________|________________________________   } The owner and beneficiary
                                                            } are the trustees of the plan.
        Name of Owner - Trustees of                         } Go to section 6.
       |                |
       |________________|________________________________


--------------------------------------------------------------------------------
4.   OWNER
--------------------------------------------------------------------------------

     A minor owner limits future contract actions.
     Select one:

     [ ] ANNUITANT        } Go to section 5.
     [ ] SEE ATTACHMENT

     [ ] UGMA/UTMA - custodian is owner for the benefit of minor
     [ ] CORPORATION OR TRUST                                        } Enter information below.
     [ ] OTHER

      Name:  First, MI, Last/Corporation/Trust     Sex    Birthdate: mm-dd-yyyy
     |                                            |      |
     |____________________________________________|______|_____________________


      Street Address                               City, State, Zip
     |                                            |
     |____________________________________________|____________________________

      Relationship to Annuitant    Taxpayer ID Number       E-mail Address
     |                            |                      |
     |____________________________|______________________|_____________________

      Date of Trust      Name of Trustees
     |                  |
     |__________________|______________________________________________________

--------------------------------------------------------------------------------
5.   BENEFICIARY
--------------------------------------------------------------------------------
     Cannot be annuitant unless "Estate of Annuitant" named.

     [ ] SEE ATTACHMENT - Go to section 6.

     DIRECT BENEFICIARY:      [ ] OWNER     [ ] OTHER - Enter information below:

      Name             Taxpayer ID Number (Optional)   Relationship      %
     |                |                               |                 |
     |________________|_______________________________|_________________|______



      Name             Taxpayer ID Number (Optional)   Relationship      %
     |                |                               |                 |
     |________________|_______________________________|_________________|______


     CONTINGENT BENEFICIARY:

      Name             Taxpayer ID Number (Optional)   Relationship      %
     |                |                               |                 |
     |________________|_______________________________|_________________|______

      Name             Taxpayer ID Number (Optional)   Relationship      %
     |                |                               |                 |
     |________________|_______________________________|_________________|______

     [ ] And all (other) children of the Annuitant.

--------------------------------------------------------------------------------
6.   REPLACEMENT
--------------------------------------------------------------------------------
     As a result of this purchase, will the values or benefits of any other life insurance policy or annuity contract, on any life, be affected in any way?
     [ ] YES  [ ] NO

     Note to Agent: Values or benefits are affected if any question on the Definition of Replacement Supplement could be answered "yes."

     Will this annuity:

     A. Replace Northwestern Mutual Life?    [ ] YES   [ ] NO
     B. Replace other companies?             [ ] YES   [ ] NO
     C. Result in 1035 exchange?             [ ] YES   [ ] NO

--------------------------------------------------------------------------------
7.   PLAN
--------------------------------------------------------------------------------
     Select one:

     [ ] VARIABLE ANNUITY - Go to section V1.
     [ ] FIXED ANNUITY - SINGLE PREMIUM RETIREMENT ANNUITY - Go to section F1.

VARIABLE ANNUITY SECTION
--------------------------------------------------------------------------------
V1.  TYPE
--------------------------------------------------------------------------------
[ ] BACK-END DESIGN - Minimum initial purchase payment for non-tax qualified market $5,000.
[ ]  FRONT-END DESIGN - Minimum initial purchase payment $10,000.

The front-end design may provide better long term financial value than the back end design. Factors to consider in making a decision include the expected holding period of the annuity as well as anticipated liquidity needs.

--------------------------------------------------------------------------------
V2.  OPTIONAL ENHANCED DEATH BENEFIT
--------------------------------------------------------------------------------

[ ]  I ELECT THE ENHANCED DEATH BENEFIT RIDER.

There is an additional charge. Available to age 65. If this rider is not elected, the standard death benefit will apply.
See prospectus for more information.

--------------------------------------------------------------------------------
V3.  PAYMENT ALLOCATION AND OPTIONS
--------------------------------------------------------------------------------
A.   PAYMENT ALLOCATION

     You must indicate payment allocations. Use whole percentages. Total must equal 100%.

         FUNDS

          %
         |______  Select Bond

         |______  Templeton International Equity

         |______  Money Market

         |______  Balanced

         |______  Index 500 Stock

         |______  Aggressive Growth Stock

         |______  High Yield Bond

         |______  Growth Stock

         |______  JP Morgan Select Growth & Income

         |______  Index 400 Stock

         |______  Small Cap Growth Stock

         |______  Russel Multi-Style Equity

         |______  Russell Aggressive Equity

         |______  Russell Non-US

         |______  Russell Real Estate Securities

         |______  Russell Core Bond

         |______  Asset Allocation

         |______  International Growth Stock

         |______  T Rowe Price Small Cap Value

         |______  Cap Guardian Domestic Equity


         FIXED FUND

          %

         |______  Guaranteed Interest


        Fund availability subject to state approval.



B.   OPTIONS

     You may select one of the following options:


     [ ] AUTOMATIC DOLLAR-COST AVERAGING

                         Amount
                      |
          I authorize |$ ________________________ to be transferred from the Money Market Fund:



          [ ] MONTHLY         [ ] QUARTERLY
          to the following funds:



          %         Fund Name
         |        |
         |______  |_________________________________________________

         |        |
         |______  |_________________________________________________

         |        |
         |______  |_________________________________________________

         |        |
         |______  |_________________________________________________

         |        |
         |______  |_________________________________________________

         |        |
         |______  |_________________________________________________


      [ ] PORTFOLIO RE-BALANCING

               Minimum contract value $10,000. Re-balancing transfers are not made to or from the Guaranteed Interest Fund.

               I authorize re-balancing transfers to be made according to the elected Payment Allocations:

               [ ]  MONTHLY                 [ ]  QUARTERLY

               [ ]  SEMI-ANNUALLY           [ ]  ANNUALLY

--------------------------------------------------------------------------------
 V4.  INITIAL PAYMENT
--------------------------------------------------------------------------------

METHOD OF PAYMENT


Select one:                Amount
                        |$
     [ ] CHECK ATTACHED |___________________      Estimated Amount
                                               |$
     [ ] CHECK COMING FROM ANOTHER INSTITUTION |___________________

     [ ] ELECTRONIC FUNDS TRANSFER (ISA/EFT) - Complete section V5.

     [ ] MULTIPLE CONTRACT BILL (MCB) - Required for Simple IRAs. Complete
         section V5.



IRA INFORMATION

This section must be completed if an IRA market was selected in Section 3.
CAUTION: ACCURATE SELECTION IS NEEDED TO ASSURE CORRECT TAX REPORTING. For advice, consult your tax professional. Select all that apply:

     [ ] NEW CONTRIBUTIONS - Specify tax year:

                   Current Tax Year            |      Amount
                   ____________________________|$__________________________

                   Prior Tax Year              |      Amount
                   ____________________________|$__________________________


     [ ] DIRECT TRANSFER - Check Payable to Northwestern Mutual Life for the benefit of the contract owner.

             Indicate the market the money is coming from. Select one:

             [ ] TDA

             [ ] PENSION/PROFIT SHARING/401K/DEFINED BENEFIT

             [ ] TRADITIONAL IRA

             [ ] ROTH IRA

             [ ] SEP

             [ ] SIMPLE IRA - THE OWNER HAS BEEN A PARTICIPANT IN THE
                 EMPLOYER'S SIMPLE plan for:        [ ] TWO YEARS OR LESS
                                                    [ ] MORE THAN TWO YEARS


[ ] 60-DAY ROLLOVER - Personal check from owner or check endorsed to Northwestern Mutual Life.

             Only if applicable, also select one:

             [ ] TRADITIONAL IRA TO ROTH IRA

             [ ] SIMPLE IRA TO TRADITIONAL IRA- THE OWNER HAS BEEN A PARTICIPANT
                 IN THE EMPLOYER'S SIMPLE plan for: [ ] TWO YEARS OR LESS
                                                    [ ] MORE THAN TWO YEARS

                  |                                          |
                  |                                          |
                               Attach Voided Check

--------------------------------------------------------------------------------
V5.  SCHEDULED PAYMENTS
--------------------------------------------------------------------------------
You may select either ISA/EFT or MCB.

                                                                      ISA Number
                                                                      [        ]
                                                                      [        ]
                                                                      [        ]
[ ] ELECTRONIC FUNDS TRANSFER (ISA/EFT)
    You must attach a voided check.

Select one:

[ ] MONTHLY                [ ] QUARTERLY

[ ] SEMI-ANNUALLY          [ ] ANNUALLY

 Amount                        Date of First Draft
|                             |
|$                            |
 __________________________________________________________________

 Bank Transit Number           Checking/Savings Account Number
|                             |
|                             |
 __________________________________________________________________

                Bank Name
[ ] CHECKING   |
[ ] SAVINGS    |
                 _____________________________________________

BANK ACCOUNT OWNER - Select one:

[ ] ANNUITANT           [ ] OTHER- Enter information below:

 Name:  First, MI, Last                    Sex         Birthdate: mm-dd-yyyy
|                                         |           |
|                                         |           |
 ______________________________________________________________________________

 Street Address                            City, State, Zip
|                                         |
|                                         |
 ______________________________________________________________________________

 Taxpayer ID Number                        Daytime Telephone Number
|                                         |
|                                         |
 ______________________________________________________________________________


Signature below is authorization to the depository institution specified above to pay and charge named account with electronic funds transfers, or other form of pre-authorized check or withdrawal order transfers, initiated by the Northwestern Mutual Life Insurance Company to its own order. This authorization will remain in effect until revoked in writing.

                     X
                     __________________________________________________________
                     Signature of Bank Account Owner

[ ] MULTIPLE CONTRACT BILL (MCB)

 Amount                       MCB Number            MCB Payer Name
|                            |                     |
|$                           |                     |
 ______________________________________________________________________________

--------------------------------------------------------------------------------
SIGNATURES - VARIABLE ANNUITY
--------------------------------------------------------------------------------

THE ANNUITANT CONSENTS TO THIS APPLICATION.

EACH PERSON SIGNING THIS APPLICATION DECLARES THAT THE ANSWERS AND STATEMENTS MADE IN THIS APPLICATION ARE CORRECTLY RECORDED, COMPLETE AND TRUE TO THE BEST OF HIS OR HER KNOWLEDGE AND BELIEF.

IT IS UNDERSTOOD AND AGREED THAT:

If the Owner is a Trustee or successor Trustee under a tax qualified plan or the employer under a tax qualified non-trusteed plan, Northwestern Mutual Life will be fully discharged of liability for any action taken by the Owner in the exercise of any contract right and for all amounts paid to, or at the direction of, the Owner and will have no obligation as to the use of the amounts. In all dealings with the Owner, Northwestern Mutual Life will be fully protected against the claims of every other person.

The first purchase payment will be credited the valuation date coincident with or next following the date both the application and the purchase payment are received at the Home Office.

Receipt of purchase payments at a payment facility designated by Northwestern Mutual Life will be considered the same as receipt at the Home Office.

If a Tax Qualified Employee Plan, an IRA or TDA is applied for, the Applicant and/or Annuitant have received and reviewed the appropriate ERISA, IRA or TDA disclosure statements.

BACK-END DESIGN VARIABLE ANNUITY CONTRACTS HAVE PROVISIONS FOR THE ASSESSMENT OF SURRENDER CHARGES ON CASH WITHDRAWAL.

No agent is authorized to make or alter contracts or to waive the rights or requirements of Northwestern Mutual Life.

I acknowledge receipt of the Prospectus or Offering Circular and Report and I understand that all payments and values provided by this contract, when based on the investment experience of a separate account, are variable and are not guaranteed as to amount.

x                                                                        x
_________________________________________________________________        ________________________________________________
Signature of Applicant (Indicate relationship below if applicable)       Signature of Annuitant (if other than Applicant)

[ ] Trustee              [ ] Employer

                                                                         x
                                                                         ________________________________________________
                                                                         Signature of Licensed Agent

 Date                     Signed at:  City                              County                                   State
|                        |                                             |                                      |
|                        |                                             |                                      |
 ____________             _______________________________________       __________________________              ________

FIXED ANNUITY - SINGLE PREMIUM RETIREMENT ANNUITY SECTION
--------------------------------------------------------------------------------
F1.  GUARANTEED PERIOD
--------------------------------------------------------------------------------
    [ ]ONE YEAR                 [ ]THREE YEAR

--------------------------------------------------------------------------------
F2.  PAYMENT
--------------------------------------------------------------------------------
     METHOD OF PAYMENT

     Select all that apply:


                           Amount
                    |
[ ]CHECK ATTACHED   |$ ________________

                                             Estimated Amount
                                          |
[ ]CHECK COMING FROM ANOTHER INSTITUTION  |$ __________________

     IRA INFORMATION

     This section must be completed if an IRA market was selected in Section 3.
     CAUTION: ACCURATE SELECTION IS NEEDED TO ASSURE CORRECT TAX REPORTING. For advice, consult your tax professional. Select one:

     [ ] DIRECT TRANSFER - Check Payable to Northwestern Mutual Life for the benefit of the contract owner.

            Indicate the market the money is coming from. Select one:

            [ ] TDA
            [ ] PENSION/PROFIT SHARING/401K/DEFINED BENEFIT
            [ ] TRADITIONAL IRA
            [ ] ROTH IRA
            [ ] SEP
            [ ] SIMPLE IRA - The owner has been a participant in the employer's
                SIMPLE plan for: [ ]TWO YEARS OR LESS
                                 [ ]MORE THAN TWO YEARS

     [ ]60-DAY ROLLOVER - Personal check from owner or check endorsed to Northwestern Mutual Life.

           Only if applicable, also select one:

           [ ] TRADITIONAL IRA TO ROTH IRA
           [ ] SIMPLE IRA TO TRADITIONAL IRA - The owner has been a participant in the employer's SIMPLE plan for: [ ] TWO YEARS OR LESS
                                                  [ ] MORE THAN TWO YEARS

--------------------------------------------------------------------------------
 SIGNATURES - FIXED ANNUITY - SINGLE PREMIUM RETIREMENT ANNUITY
--------------------------------------------------------------------------------

THE ANNUITANT CONSENTS TO THIS APPLICATION.

EACH PERSON SIGNING THIS APPLICATION DECLARES THAT THE ANSWERS AND STATEMENTS MADE IN THIS APPLICATION ARE CORRECTLY RECORDED, COMPLETE AND TRUE TO THE BEST OF HIS OR HER KNOWLEDGE AND BELIEF.

IT IS UNDERSTOOD AND AGREED THAT:

If the Owner is a Trustee or successor Trustee under a tax qualified plan or the employer under a tax qualified non-trusteed plan, Northwestern Mutual Life will be fully discharged of liability for any action taken by the Owner in the exercise of any contract right and for all amounts paid to, or at the direction of, the Owner and will have no obligation as to the use of the amounts. In all dealings with the Owner, Northwestern Mutual Life will be fully protected against the claims of every other person.

The premium will be credited the date both the entire premium and the application are received at the Home Office.

Receipt of the premium at a payment facility designated by Northwestern Mutual Life will be considered the same as receipt at the Home Office.

If a Tax Qualified Employee Plan, an IRA or TDA is applied for, the Applicant and/or Annuitant have received and reviewed the appropriate ERISA, IRA or TDA disclosure statements.

FIXED ANNUITY - SINGLE PREMIUM RETIREMENT ANNUITY POLICIES HAVE PROVISIONS FOR THE ASSESSMENT OF SURRENDER CHARGES ON CASH WITHDRAWAL.

No agent is authorized to make or alter contracts or to waive the rights or requirements of Northwestern Mutual Life.











X__________________________________________________________________        X_______________________________________________
Signature of Applicant  (Indicate relationship below if applicable)        Signature of Annuitant (if other than Applicant)
[ ] Trustee             [ ] Employer

                                                                           X_______________________________________________
                                                                            Signature of Licensed Agent

Date           Signed at: City                                        County                                State
|              |                                                      |                                      |
|              |                                                      |                                      |
___________________________________________________________________________________________________________________________

--------------------------------------------------------------------------------
AGENT'S CERTIFICATE
--------------------------------------------------------------------------------
      Annuitant Name:  First, MI, Last                                      A
     |
     |_____________________________________________________________________

     1. To the best of your knowledge will the annuity applied for replace any life insurance or annuity contract in this company or elsewhere?
        [ ] YES     [ ] NO

            Date of Delivery
           |
     2. On |__________ the following Prospectus or Offering Circular and Report was delivered:

        [ ] ACCOUNT A OFFERING CIRCULAR DATED______________AND REPORT DATED
            _____________(CORPORATE PENSION PLANS)
        [ ] ACCOUNT A PROSPECTUS DATED______________(PARTNERSHIP OR SOLE
            PROPRIETORSHIP PENSION PLANS)
        [ ] ACCOUNT B PROSPECTUS DATED______________(ALL OTHERS)

     3. Was any part of this application translated?

        [ ] YES, PLEASE EXPLAIN:                  [ ] NO

--------------------------------------------------------------------------------
CERTIFICATION
--------------------------------------------------------------------------------

I certify that to the best of my knowledge I have presented to the Company all pertinent facts, have asked all questions and have completely and correctly recorded the Applicant's and Annuitant's answers in accordance with the instructions. I know nothing unfavorable about the Annuitant that is not stated in the application or accompanying letter. I further certify that I have reasonable grounds for believing the purchase of the annuity applied for is suitable as an investment for the Annuitant based on the information furnished by the Applicant and Annuitant and contained herein.

If this application is for a Variable Annuity, I certify that a current Prospectus or Offering Circular and Report was delivered and that no written sales materials other than those furnished by the Home Office were used.

                                                       Agent Phone Number
                                                      |
x_____________________________________________________|________________________

Signature of Agent

General Agent's approval for VARIABLE ANNUITIES only (signature of GENERAL AGENT or APPOINTED REGISTERED REPRESENTATIVE)

x________________________________     __________________________________________

Signature                             Print Name

                                       or use stamp
                                      |
                                      |
                                      |
                                      |_________________________________________

--------------------------------------------------------------------------------
DEMOGRAPHICS
--------------------------------------------------------------------------------
ANNUITANT'S EDUCATION

[ ] Some Education  [ ] High School     [ ] Associate Degree    [ ] Some College
[ ] Bachelors       [ ] Masters         [ ] Attorney at Law     [ ] Doctorate

NUMBER OF CHILDREN

  Number
|                   [ ] None
|
|_________

OCCUPATION                    INDUSTRY                                SOURCE OF APPLICANT
[ ] Business Owner            [ ] Agriculture, Forestry &Fishing      [ ] Agent's Own Policyowner
[ ] Clerical                  [ ] Construction                        [ ] Orphan Policyowner
[ ] Consultant                [ ] Finance, Insurance &Real Estate     [ ] Referred Lead
[ ] Craftsman                 [ ] Manufacturing                       [ ] Acquaintance
[ ] Homemaker                 [ ] Mining                              [ ] Newcomer Service
[ ] Legal                     [ ] Nonclassifiable Establishments      [ ] Cold Canvass
[ ] Managerial/Executive      [ ] Public Administration               [ ] Lead Letter Reply
[ ] Medical                   [ ] Retail Trade                        [ ] Published Sources
[ ] Professional              [ ] Services                            [ ] Walk-in
[ ] Sales                     [ ] Transportation, Communication       [ ] Family member or yourself
                                  & Utilities
[ ] Service Worker                                                        Other
[ ] Technical                 [ ] Wholesale Trade                     |
                                                                      |______________________________

--------------------------------------------------------------------------------
CONTRACT DELIVERY INSTRUCTIONS
--------------------------------------------------------------------------------

Deliver contract package to the servicing agent at the: [ ] GA office
                                                        [ ] DA office
                                                        [ ] Agent's own office

--------------------------------------------------------------------------------
PRODUCTION AND COMMISSION CREDITS
--------------------------------------------------------------------------------

                                                                           Primary or Secondary     If secondary contract,
 Agent Number       Agents Full Name*: Last, First     % Interest          Contract (P or S)        secondary Appt. Agt. No.
|                  |                                  |                   |                        |
|__________________|__________________________________|___________________|________________________|_________________________


|                  |                                  |                   |                        |
|__________________|__________________________________|___________________|________________________|_________________________


|                  |                                  |                   |                        |
|__________________|__________________________________|___________________|________________________|_________________________


|                  |                                  |                   |                        |
|__________________|__________________________________|___________________|________________________|_________________________


|                  |                                  |                   |                        |
|__________________|__________________________________|___________________|________________________|_________________________

*Commissions are payable only to Registered Representatives of Northwestern Mutual Investment Services, LLC.


               General Agent's Number             General Agent's Stamp
              |                                  |
              |_______________________           |
                                                 |
                                                 |_________________

-----------------------------------------------------------------------------------------------------------------
A                                  Annuitant                         Amount     Plan
                                  |                                 |          |
                                  |_________________________________|$_________|_________________________________


         RECEIPT
If the premium or purchase        Received of___________________________________________________________________
payment is paid at the time
of application, this receipt      the sum of $__________________________________________________________________
must be completed and given       for the Annuity applied for in the application to The Northwestern Mutual LIfe
to the Applicant. No other        Insurance Company, 720 East Wisconsin Ave., Milwaukee, WI 53202.
receipt will be recognized by
the Company.                      Place and Date                     Agent
                                  |                                 |
                                  |_________________________________|____________________________________________

ALL CHECKS SHOULD BE PAYABLE TO NORTHWESTERN MUTUAL LIFE. DO NOT MAKE THE CHECK PAYABLE TO THE AGENT OR LEAVE THE PAYEE BLANK.

EFFECTIVE DATE: The Annuity will be effective on the date the application and initial purchase payment are received at the Home Office. Receipt of purchase payments at a payment facility designated by Northwestern Mutual Life will be considered the same as receipt at the Home Office.

REFUND: If delivery of a Fixed Annuity-Single Premium Retirement Annuity is not accepted, the Company will refund any premium paid. If delivery of a Variable Annuity is not accepted, the Company will refund the sum of the difference between the purchase payments paid and the amounts, if any, allocated to the Separate Account plus the value of the Accumulation Units of the Separate Account on the effective date of return, except where otherwise required by law.

No agent is authorized to make or alter contracts or to waive any of the Company's rights or requirements.